UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Akebia Therapeutics, Inc., or the Company or Akebia, will be held on June 2, 2021, at 10:00 a.m. Eastern Time in a virtual meeting format via live webcast. The purposes of the meeting are as follows:

1.

Elect two Class I directors, Steven C. Gilman, Ph.D. and Cynthia Smith, to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

2.	Hold an advisory vote on executive compensation;

3.	Ratify the appointment of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	Transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” each of the Class I director nominees (Proposal 1) and “FOR” each of Proposals 2 and 3.

Each outstanding share of our common stock, par value $0.00001 per share (Nasdaq: AKBA), or our Common Stock, entitles the holder of record as of 5:00 p.m. Eastern Time on April 12, 2021, referred to as the record date, to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You will be able to attend the Annual Meeting virtually, vote, submit questions and examine a list of the Company’s registered stockholders by visiting www.virtualshareholdermeeting.com/AKBA2021 and using your unique control number found on a Notice Regarding the Availability of Proxy Materials, or the Notice, or the proxy card. You will not be able to attend the Annual Meeting physically in person. If you have technical difficulties or trouble accessing the virtual meeting, there will be technicians ready to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

We are also pleased to take advantage of U.S. Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the Internet. We are mailing our stockholders the Notice instead of a paper copy of our proxy materials. The Notice contains instructions on how to access the documents and cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail. The notice and access process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you attend the Annual Meeting virtually, we urge you to vote your shares by following the instructions in the Notice and submitting your proxy by the Internet, telephone or by signing, dating and returning the proxy card in order to ensure the presence of a quorum. If you choose to attend the Annual Meeting, you may vote your shares during the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/AKBA2021. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. As always, we encourage you to vote your shares prior to the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting virtually.

By Order of the Board of Directors,

John P. Butler
President and Chief Executive Officer

Cambridge, Massachusetts

April 22, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2021 Annual Meeting of Stockholders, the Proxy Statement and our 2020 annual report, referred to as the Annual Report, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com, by submitting a request over the Internet at www.proxyvote.com.

i

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders of Akebia Therapeutics, Inc., including any adjournments or postponements thereof, or the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. Eastern Time, on June 2, 2021. The Annual Meeting will be a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting accessing www.virtualshareholdermeeting.com/AKBA2021 and entering the control number included in the Notice Regarding the Availability of Proxy Materials, or the Notice or proxy card you receive.

In this Proxy Statement, we refer to Akebia Therapeutics, Inc. as “Akebia,” “the Company,” “we” and “us.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

Why is the Company soliciting my proxy?

The Board of Directors of Akebia is soliciting your proxy to vote at the Annual Meeting, to be held virtually via live webcast on June 2, 2021 at 10:00 a.m. Eastern Time, and any adjournments thereof. This Proxy Statement and the accompanying Notice of 2021 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Why is the Company holding a virtual Annual Meeting?

This year, our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person physically. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/AKBA2021 shortly before the Annual Meeting time, and follow the instructions for downloading the Webcast. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures. You need not attend the Annual Meeting in order to vote.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.

When will this Proxy Statement and the accompanying materials be made available to stockholders?

We intend to commence distribution of the Notice, and, if applicable, the proxy materials, to all stockholders entitled to vote at the Annual Meeting on or about April 22, 2021. The proxy materials, including the Notice of

2021 Annual Meeting of Stockholders, the accompanying proxy card, this Proxy Statement and the Annual Report will be made available to stockholders on the Internet on the same date. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available on our website, no information contained on such website is incorporated by reference in or considered to be a part of this document. Stockholders who previously elected not to receive a Notice will instead receive a paper copy of the proxy materials by mail.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice and to request to receive, free of charge, a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our Annual Meeting.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the Annual Meeting because you owned shares of our common stock, par value $0.00001 per share, or our Common Stock, as of 5:00 p.m. Eastern Time on the record date. We have made available to you on the Internet or have sent you by mail this Proxy Statement, the Notice of 2021 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report.

When is the record date for the Annual Meeting?

The Board of Directors fixed the record date for the Annual Meeting as of 5:00 p.m. Eastern Time on April 12, 2021. Only stockholders who owned Common Stock as of 5:00 p.m. Eastern Time on April 12, 2021 are entitled to vote at the Annual Meeting.

How many votes can be cast by all stockholders?

A total of 159,907,713 shares of Common Stock of the Company were outstanding on April 12, 2021 and are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter.

Who may attend the Annual Meeting?

Only stockholders as of the record date, their proxy holders and guests invited by the Company may attend the Annual Meeting virtually by accessing www.virtualshareholdermeeting.com/AKBA2021 and entering the unique control number found on the Notice or the proxy card.

If your shares are held by a bank, broker or other nominee, you can attend the Annual Meeting by contacting the broker or other nominee who holds your shares to obtain a broker’s proxy card and using the control number found on the broker’s proxy card.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the Notice or the proxy card.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the control number that is on the Notice or the proxy card when voting.

•

By Mail. Complete and mail your proxy card, in the postage prepaid envelope you receive, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•

At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the control number included in the Notice or the proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to for the check-in procedures.

If your shares of Common Stock are held by a bank, broker or other nominee, you may vote:

•	By Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•

At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need to contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and use the control number found on the broker’s proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Can my broker vote on my behalf?

Stock exchange rules allow brokers to vote on your behalf for certain matters if you do not provide voting instructions with respect to your shares. The proposal to ratify the selection of Ernst & Young LLP, or Ernst & Young, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3) is a proposal on which brokers are expected to have discretionary voting authority under applicable stock exchange rules.

The election of the two Class I directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are matters on which brokers do not have discretionary voting authority under applicable stock exchange rules. Accordingly, in the absence of proper voting instructions on those matters, the broker will not vote your shares (which is referred to as a broker non-vote). Broker non-votes are shares represented at the Annual Meeting held by brokers, bankers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such brokers, bankers or other nominees do not have discretionary voting power to vote such shares.

How many votes are required for approval of different matters and what are the Board of Directors’ recommendations on how to vote my shares?

Proposal	Voting Options	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendations
Election of two Class I Directors (Proposal 1)	For All/Withhold All/For All Except	Plurality of votes cast (1)	No effect	No effect	FOR

Advisory Vote on Executive Compensation (Proposal 2) (2)	For/Against/Abstain	Majority of votes cast	No effect	No effect	FOR

Ratification of Selection of Independent Auditors (Proposal 3)	For/Against/Abstain	Majority of votes cast	No effect	—	FOR

(1)	A vote to withhold will have no effect on the outcome of Proposal 1.
(2)	As an advisory vote, this proposal is not binding. The Board of Directors will take into consideration the outcome of this vote in determining executive compensation.

Who pays the cost of soliciting proxies?

The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We do not currently plan to engage any such third party.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet prior to the close of the Internet voting facility, by transmitting a subsequent vote by telephone prior to the close of the telephone voting facility, or by attending the Annual Meeting and voting online during the Annual Meeting. If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present during the Annual Meeting will be considered shares of Common Stock represented in person at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Under our Amended and Restated Bylaws, or our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted. If the Annual Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it may be because you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Nicole R. Hadas, Corporate Secretary, at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your voting instruction form or contact your bank, broker or nominee holder directly.

Can I elect to receive electronic delivery of the Company’s proxy materials?

Most stockholders who previously elected to receive printed copies of our proxy materials can elect to view future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and access the information you need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Under applicable stock exchange rules, nominees subject to these rules are expected to have this discretionary voting authority with respect to ratification of the appointment of our of independent registered public accounting firm (Proposal 3). However, they will not have this discretionary voting authority with respect to any of the other matters scheduled to be voted upon. As a result, with respect to all matters other than the ratification of the appointment of our independent registered public accounting firm (Proposal 3), if the beneficial owners have not provided instruction with respect to those matters, those beneficial owners’ shares will be considered broker non-votes. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.

Where can I find the voting results?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests approval of our executive compensation. Proposal 3 requests the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2021. All proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall be elected for the unexpired term of his or her predecessor in office and until the director’s successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The terms of the Class I directors are scheduled to expire on the date of the Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders as the Class I directors are two current Class I members: Steven C. Gilman, Ph.D. and Cynthia Smith. If elected, each Class I nominee will serve as a director until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Mark J. Enyedy will not be standing for re-election as a Class I director at the Annual Meeting.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

Nominees for Directors

The names of the nominees for Class I directors and certain information about each nominee are set forth below.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Age
Steven C. Gilman, Ph.D.	Director (Class I)	2018	68
Cynthia Smith	Director (Class I)	2018	52

The two nominees for director with the highest number of affirmative votes will be elected as directors. Unless you give contrary instructions, shares represented by proxies will be voted for the election of the two nominees listed above as director nominees. Biographical information relating to each nominee for election as director and each continuing director is shown below. The Company believes that each director meets the qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

Although Mr. Enyedy is currently a Class I director, he will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting. In addition, as previously disclosed in our SEC filings, Maxine Gowen, Ph.D., currently a Class III director, has given notice to the Company that she would be stepping down as a Class III director effective June 6, 2021. Neither Mr. Enyedy’s expected departure nor Dr. Gowen’s departure is in any way due to any disagreement with the Company, its operations, policies or practices, or is the result of a removal “for cause.” Following the Annual Meeting as approved by our Board of Directors, the number of director seats will be reduced from ten to nine so that there will be no vacancy on the Board following Mr. Enyedy’s departure, and on June 6, 2021, the number of director seats will be reduced from nine to eight so that there will be no vacancy on the Board following Dr. Gowen’s departure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR DIRECTOR

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The biographical information about the nominees for director is set forth below.

Class I Director Nominees

Steven C. Gilman, Ph.D., has served as a member of our Board of Directors since the Company’s merger with Keryx Biopharmaceuticals, Inc., or Keryx, in December 2018, or the Merger. Dr. Gilman had served as a member of the Board of Directors of Keryx from March 2016 until completion of the Merger. Dr. Gilman previously served as Chairman of the Board of Directors and Chief Executive Officer of ContraFect Corporation (Nasdaq: CFRX), a clinical-stage biotechnology company focused on the discovery and development of protein and antibody therapeutics for life-threatening, drug-resistant infectious diseases, from July 2016 to April 2019. From February 2008 until January 2015, Dr. Gilman served as Executive Vice President, Research & Development and Chief Scientific Officer of Cubist Pharmaceuticals, a biopharmaceutical company developing antibiotics, until its acquisition by Merck & Co. Prior to joining Cubist, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held biopharmaceutical company. Previously, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of Inflammation. Prior to Millennium, he was group director at Pfizer Global Research and Development, where he was responsible for drug discovery of several therapeutic areas, including immunology and antibacterials. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the Boards of Directors of Vericel Corporation (Nasdaq: VCEL), SCYNEXIS, Inc. (Nasdaq: SCYX), and ContraFect Corporation (Nasdaq: CFRX). He is a past member of the Board of Directors of and Momenta Pharmaceuticals, Inc., which was acquired by Johnson & Johnson in October 2020, the Massachusetts Biotechnology Association, the Penn State University Biotechnology Advisory Board and the Northeastern University Drug Discovery Advisory Board. Dr. Gilman received his M.S. and Ph.D. degrees in Microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in Microbiology from Miami University of Ohio. He has authored over 60 publications and is an inventor of seven patents. We believe that Dr. Gilman is qualified to serve on our Board of Directors due to his more than 29 years of scientific and development experience in the healthcare industry.

Cynthia Smith has served as a member of our Board of Directors since August 2018. Since January 2017, she has consulted as a strategic advisor for biotechnology companies. Previously, she served as Chief Commercial Officer and a member of the Executive Committee of ZS Pharma, Inc., a specialty pharmaceutical company developing therapies for treatment of hyperkalemia and liver diseases, from 2013 to 2016, where she led efforts to transition the company from a development stage company to a commercial enterprise. ZS Pharma, Inc. was acquired by AstraZeneca in 2015. Prior to ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc., from 2008 to 2013. From 2000 to 2008, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the Office of Management and Budget at the White House from 1995 to 2000. Ms. Smith currently serves on the Boards of Directors of Dicerna Pharmaceuticals, Inc. (Nasdaq: DRNA), Spero Therapeutics, Inc. (Nasdaq: SPRO), Protara Therapeutics, Inc. (Nasdaq: TARA) and the French-American Foundation, and she served on the Board of Directors of Nivalis Therapeutics from 2016 to 2017. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School and an M.S. in Public Policy from the Eagleton Institute of Politics at Rutgers University. We believe that Ms. Smith is qualified to serve on our Board of Directors due to her more than 21 years of broad leadership experience within the biopharmaceutical industry.

Current Directors Not Standing for Election at the Annual Meeting

Our Board of Directors currently consists of ten members. As described above, following the Annual Meeting and Dr. Gowen’s departure, as approved by our Board of Directors, the size of our Board of Directors will decrease to eight directors and that there will be no vacancies on the Board. Set forth below is the biographical information for the members of the Board of Directors who are not standing for re-election at the Annual Meeting.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Mark J. Enyedy (1)	Director	2018	Class I—2021	57
John P. Butler	Director, President and Chief Executive Officer	2013	Class II—2022	56
Michael T. Heffernan	Director	2018	Class II—2022	56
Myles Wolf, M.D., M.M.Sc.	Director	2020	Class II—2022	50
Adrian Adams	Director, Chairperson	2018	Class III—2023	70
Maxine Gowen, Ph.D. (2)	Director	2014	Class III—2023	63
Michael Rogers	Director	2018	Class III—2023	61
LeAnne M. Zumwalt	Director	2021	Class III—2023	62

(1)	Mr. Enyedy will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting.
(2)	Dr. Gowen has given notice to the Company that she will be stepping down as a Class III director effective June 6, 2021.

Class I Director

Mark J. Enyedy has served as a member of our Board of Directors since completion of the Merger in December 2018, but will not be standing for re-election at the Annual Meeting. Mr. Enyedy had served as a member of the Board of Directors of Keryx from September 2017 until completion of the Merger. He currently serves as President, Chief Executive Officer and a director of ImmunoGen, Inc. (Nasdaq: IMGN), a biotechnology company focused on the development of antibody-drug conjugate therapeutics for the treatment of cancer, a position he has held since 2016. From 2013 until 2016, Mr. Enyedy served in various executive capacities at Shire PLC, a pharmaceutical company, including as Executive Vice President and Head of Corporate Development, leading the company’s strategy, merger and acquisitions, and corporate planning functions and providing commercial oversight for the company’s pre-Phase 3 portfolio from 2014 to 2016. Previously, Mr. Enyedy served as Chief Executive Officer and a member of the Board of Directors of Proteostasis Therapeutics, Inc. (Nasdaq: PTI), from 2011 to 2013, following 15 years at Genzyme Corporation, now Sanofi Genzyme, a biopharmaceutical company, in diverse roles, most recently as president of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an associate with the law firm Palmer & Dodge. Mr. Enyedy currently serves on the Boards of Directors of The American Cancer Society of Eastern New England, LogicBio Therapeutics, Inc. (Nasdaq: LOGC) and the Biotechnology Innovation Organization. From July 2012 until May 2018, Mr. Enyedy served on the Board of Directors of Fate Therapeutics (Nasdaq: FATE). He holds a J.D. from Harvard Law School and a B.S. from Northeastern University. Mr. Enyedy will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting.

Class II Directors

John P. Butler joined Akebia as a director in July 2013 and was appointed as the President and Chief Executive Officer of Akebia in September 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, now Sanofi Genzyme, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. Mr. Butler currently serves on the Board of Directors of Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE). From 2013 to 2016, Mr. Butler served on the Board of Directors of Relypsa, Inc. From 2015 to 2017, Mr. Butler served on the Board of Directors of Keryx and was Chairman of Keryx’s Board of Directors from 2016 to 2017. Mr. Butler is the Chairperson of Kidney Care Partners and formerly served as a Chairman of the Board of Trustees of the American Kidney Fund. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. degree from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his industry experience in the biotechnology sector, particularly his experience working in the kidney disease area.

Michael T. Heffernan has served as a member of our Board of Directors since completion of the Merger in December 2018. Mr. Heffernan had served as a member of the Board of Directors of Keryx from June 2016 until completion of the Merger. Mr. Heffernan is the Founder and Chairman of the Board of Collegium Pharmaceutical, Inc. (Nasdaq: COLL), or Collegium, a specialty pharmaceutical company developing and commercializing products for people suffering from pain, and served as its President from 2002 through 2018. Prior to Collegium, he was the Founder, President and Chief Executive Officer of PreCision Dermatology (formerly Onset Dermatologics), a dermatology focused company that was spun out of Collegium and which was acquired by Valeant Pharmaceuticals International in 2014. Previously, Mr. Heffernan was Co-founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was acquired by PhyMatrix Corp. and later served as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan began his career at Eli Lilly and Company and served in numerous sales and marketing roles. Mr. Heffernan is currently the Chairman of the Board of Directors for Veloxis Pharmaceuticals (OTCMKTS: LFCYF), and a member of the Board of Directors of Trevi Therapeutics, Inc. (Nasdaq: TRVI), Biohaven Pharmaceuticals, Inc. (Nasdaq: BHVN) and Synlogic, Inc. (Nasdaq: SYBX). Mr. Heffernan is also on the private company Boards of Directors of Indalo Therapeutics, Inc., Carisma Therapeutics, Inc. and Avenge Bio, Inc. Mr. Heffernan earned his B.S. Degree in Pharmacy from the University of Connecticut and is a Registered Pharmacist. We believe that Mr. Heffernan is qualified to serve on our Board of Directors due to his more than 26 years of experience in the pharmaceutical and related healthcare industries.

Myles Wolf, M.D., M.M.Sc., joined our Board of Directors in April 2020. Dr. Wolf has served as Chief of the Division of Nephrology and a Professor of Medicine at Duke University School of Medicine since August 2016. Prior to joining Duke University in 2016, Dr. Wolf held faculty, leadership and administrative positions at Harvard Medical School, the University of Miami and, from 2013 to 2016, Northwestern University. He has served on standing scientific advisory boards for Akebia and Keryx. Since 2002, Dr. Wolf’s research has been supported by grants from the American Heart Association, National Kidney Foundation, American Society of Nephrology, and National Institutes of Health. The focus of his patient-oriented, epidemiological and basic laboratory research is disordered mineral metabolism across the spectrum of chronic kidney disease, including dialysis, kidney transplantation and earlier stages. Dr. Wolf’s research has been published in leading medical journals, including The New England Journal of Medicine, The Journal of the American Medical Association (JAMA), The Journal of Clinical Investigation, Circulation, Cell Metabolism, Journal of the American Society of Nephrology, and Kidney International, among others. Dr. Wolf has served on the editorial boards for Journal of the American Society of Nephrology, Clinical Journal of the American Society of Nephrology, Seminars in Nephrology, and Nature Reviews Nephrology, and as Editor of the “Mineral Metabolism” section of Current Opinion in Nephrology and Hypertension. In 2011, Dr. Wolf was elected to the American Society of Clinical Investigation, and in 2017, he was elected to the Association of American Physicians and to the Council of the International Society of Nephrology, for which he currently serves as Chair of the North American Regional Board. Dr. Wolf has been the recipient of several teaching, mentoring and research awards. Dr. Wolf earned his B.A. in Biology from Johns Hopkins University, his M.D. from the State University of New York, Downstate, and his Master of Medical Sciences in Clinical and Physiological Investigation from Harvard Medical School. Dr. Wolf completed his internship and residency, and a fellowship in nephrology, at the Massachusetts General Hospital. We believe that Dr. Wolf is qualified to serve on our Board of Directors due to his significant experience advising biotechnology, pharmaceutical, and diagnostic firms on overall strategy, target identification, validation, and clinical drug development.

Class III Directors

Adrian Adams has served as a member of our Board of Directors since completion of the Merger. From February 2016 to January 2019, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals Inc., a pharmaceutical company that focuses on the development, acquisition and commercialization of cardiovascular, pain and other therapies (now Old API Wind-Down Ltd. (Nasdaq: ARLZ)), and was a member of the Aralez Board of Directors from February 2016 to March 2019. From May 2015 to February 2016, Mr. Adams was the Chief Executive Officer and served on the Board of Directors of POZEN, Inc., a pharmaceutical company which was combined with Tribute Pharmaceuticals Canada Inc. to become Aralez Pharmaceuticals Inc. in 2016. In August 2018, Aralez voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries, including POZEN, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Adams served as Chief Executive Officer, President and a director of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to these roles, Mr. Adams served in several chief executive officer positions at leading specialty pharmaceutical companies including Kos Pharmaceuticals, Inc. (prior to its acquisition by Abbot in 2006), Sepracor, Inc. (prior to its acquisition by Dainippon Sumitomo Pharma Co., Ltd. in 2009) and Inspire Pharmaceuticals, Inc. (prior to its acquisition by Merck in 2011). Mr. Adams served as Chief Executive Officer of Neurologix, Inc., a company which filed for bankruptcy under Chapter 7 in 2012, from September 2011 until November 2011. Mr. Adams has also held general management and senior international and national marketing positions at Novartis, SmithKline Beecham and Imperial Chemical Industries (now part of AstraZeneca). Mr. Adams also serves as the Chairman of the Board of Directors at AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX) and Chairman of the Board of Directors of Impel Neuropharma Inc. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University. We believe that Mr. Adams is qualified to serve on our Board of Directors due to his more than 30 years of experience in the pharmaceutical and biotechnology industries.

Maxine Gowen, Ph.D. has served as a member of our Board of Directors since 2014 and, as previously disclosed, has notified us that she plans to step down as a director on June 6, 2021. Dr. Gowen has been Chief Executive Officer of Tamuro Bio, a private start-up biotechnology company focused on metabolic diseases, since January 2020, and was the Founding President and Chief Executive Officer of Trevena, Inc. (Nasdaq: TRVN), a clinical stage biopharmaceutical company developing G-protein coupled receptors biased ligands, from 2007 to October 2018, and has served as a member of Trevena’s Board of Directors since 2008. Dr. Gowen previously held a variety of leadership roles at GlaxoSmithKline, or GSK, over a period of 15 years. As Senior Vice President for GSK’s Center of Excellence for Drug Discovery, she developed an innovative new approach to externalizing drug discovery. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in and served on the boards of directors of numerous companies. Dr. Gowen also previously served as Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, where she was responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen served on the Board of Directors of Human Genome Sciences, Inc. from January 2008 to July 2012, when it was acquired by GSK. In addition to Dr. Gowen’s continued service as a director of Trevena, Inc., she currently serves on the Boards of Directors of Idera Pharmaceuticals, Inc. (Nasdaq: IDRA), Aclaris Therapeutics, Inc. (Nasdaq: ACRS) and Passage Bio, Inc. (Nasdaq: PASG). In addition, Dr. Gowen serves on the private company Boards of Directors of Tamuro Bio, Panorama Therapeutics, Inc., and the Biotechnology Innovation Organization’s Pennsylvania affiliate, LifeSciences Pennsylvania. She previously served on the Boards of Directors of Pagus: Africa and the Biotechnology Innovation Organization. Dr. Gowen graduated with a B.Sc. in Biochemistry from the University of Bristol, U.K., received a Ph.D. in Cell Biology from the University of Sheffield, U.K., and received an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Dr. Gowen is qualified to serve on our Board of Directors due to her leadership experience at public companies and in the biopharmaceutical industry.

Michael Rogers has served as a member of our Board of Directors since completion of the Merger in December 2018. Mr. Rogers had served as Chairman of the Board of Directors of Keryx from September 2017 until completion of the Merger, and a member of the Board of Directors of Keryx from March 2016 until completion of the Merger. He has served as Chief Financial Officer of Apnimed, Inc., a clinical stage pharmaceutical company focused on developing oral medicines to treat Obstructive Sleep Apnea (OSA) and related disorders, since November 2020. He previously served as Chief Financial Officer of Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO), a biopharmaceutical company focused on advancing first-in-class treatments for ocular diseases, from November 2017 until October 2019. Prior to Aerpio, Mr. Rogers was Chief Financial Officer of Acorda Therapeutics, Inc. (Nasdaq: ACOR), a biotechnology company developing and commercializing therapies to treat neurological disorders, from October 2013 to October 2016. From 1999 to 2009, Mr. Rogers was the Chief Financial Officer of Indevus Pharmaceuticals, Inc. until the company’s sale to Endo Pharmaceuticals, Inc. He also served as Chief Financial Officer at BG Medicine, Inc. (OCTCMKTS: BGMD), Advanced Health Corporation and Autoimmune Inc. Prior to his roles as chief financial officer, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. He previously served on the Board of Directors for EyePoint Pharmaceuticals (Nasdaq: EYPT), formerly pSivida Corp. Mr. Rogers received his B.A. from Union College and an M.B.A. from the Darden School of Business at the University of Virginia. We believe that Mr. Rogers is qualified to serve on our Board of Directors due to his more than 25 years of financial experience and executive leadership in the biotechnology industry.

LeAnne M. Zumwalt has served as a member of our Board of Directors since February 2021. From January 2000 to January 2021, Ms. Zumwalt served in various roles at DaVita Inc., or DaVita, one of the largest providers of kidney care services in the United States. From July 2011 to January 2021, Ms. Zumwalt served as DaVita’s Group Vice President, Government Affairs, and from November 2007 to June 2020 also led DaVita’s purchasing operations. From January 2000 to July 2011, Ms. Zumwalt served as a Vice President of DaVita in many capacities, including as Vice President, Investor Relations from January 2000 to October 2009. From 1997 to 1999, Ms. Zumwalt served as the Chief Financial Officer of Vivra Specialty Partners, Inc., a privately held healthcare service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including Chief Financial Officer, at Vivra Incorporated, a publicly held provider of renal dialysis services and other healthcare services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a Senior Manager at Ernst & Young LLP. From July 2018 to December 2020, Ms. Zumwalt served on the Board of Directors of Adeptus Health Inc., a privately held healthcare services company, and from November 2001 to September 2017, Ms. Zumwalt served on the Board of Directors of The Advisory Board Company, which provided advice and best practices using research, technology, and consulting to improve healthcare and education institution performance. Ms. Zumwalt received her B.A. in Business Administration from Pacific Union College. We believe that Ms. Zumwalt is qualified to serve on our Board of Directors due to her extensive knowledge and expertise in the U.S. dialysis market.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Ninth Amended and Restated Certificate of Incorporation, as amended, or our Charter, states that the number of directors shall be fixed exclusively by our Board of Directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Charter provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office, even if less than a quorum.

Our Charter provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class II directors will serve until the 2022 annual meeting of stockholders; our Class III directors will serve until the 2023 annual meeting of stockholders; and, if elected, our Class I directors will serve until the 2024 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board of Directors among the three classes.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. While we do not have a formal policy on diversity, the Nominating and Corporate Governance Committee proactively seeks nominees with a broad diversity of experience, professions, skills, gender, race, national origin and backgrounds and considers such factors in evaluating prospective nominees. In 2019, the Board of Directors approved revisions to our Corporate Governance Guidelines, which specifically provide that the Board of Directors considers personal diversity, including age, sex, gender, ethnic and racial diversity, an additional benefit to the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular trait is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. The Board of Directors is intended to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law. The membership criteria applicable to our Board of Directors are set forth in the Company’s Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will consider such criteria in the context of the existing composition and needs of the Board of Directors and its committees.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the Nominating and Corporate Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, the Nominating and Corporate Governance Committee will conduct interviews with the candidate and may invite other members of the Board of Directors or executives to interview the candidate to assess the candidate’s overall qualifications. The Nominating and Corporate Governance Committee will consider the candidate and make a recommendation to the full Board of Directors as to whether the candidate should be nominated for election.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee does not have a written policy regarding director candidates recommended by stockholders but has determined that its practice is to consider candidates proposed by stockholders if made in accordance with the requirements set forth in our Charter and our Bylaws. The Nominating and Corporate Governance Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and have the attributes described in our Corporate Governance Guidelines. Stockholders also have the right under Section 1.2(b) of our Bylaws to directly nominate director candidates without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under “General Matters—Stockholder Proposals and Nominations.”

Director Independence

Under Nasdaq Listing Rule 5605, a majority of a listed company’s Board of Directors must consist of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each member of the Board except for Mr. Butler is an “independent director” as that term is defined under Nasdaq Listing Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our Board of Directors considered their background, employment and affiliations, including family relationships, the relationships that each such non-employee director has with the Company and all other facts and circumstances the committee deemed relevant in determining their independence.

There are no family relationships among any of our directors or executive officers. No arrangements or understandings exist between any director or nominee for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Board Meetings and Attendance

The Board of Directors held twelve meetings during the year ended December 31, 2020. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is the policy of the Board of Directors to have a separate meeting session for the independent directors generally during every regularly scheduled meeting of the full Board of Directors. Any independent director may request a meeting of the independent directors at any time.

In addition, as provided in our Corporate Governance Guidelines, all directors are expected to attend annual meetings of stockholders and all of our directors attended the 2020 annual meeting of stockholders.

Board Leadership Structure and Role of the Board in Risk Oversight

Board Leadership Structure

As a general policy, our Board of Directors believes that separation of the positions of Chairperson of the Board of Directors and Chief Executive Officer, or CEO, reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. Accordingly, we currently separate the roles of CEO and Chairperson of the Board of Directors, with Mr. Butler serving as our President and CEO and Mr. Adams, who is an independent director, serving as Chairperson of the Board of Directors. As President and CEO, Mr. Butler is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while Mr. Adams, as Chairperson of the Board of Directors, presides over meetings of the Board of Directors, including executive sessions of the Board of Directors, and performs oversight responsibilities. Our Board of Directors has four standing committees that are chaired by independent directors and consist entirely of independent directors. Our Board of Directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their Chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors meetings.

Risk Oversight

The Board of Directors plays an important role in risk oversight at the Company through its decision-making authority as well as through its oversight of management. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and certain other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research & Development Committee, and (4) periodic reports from management, the independent auditors and other outside consultants regarding various areas of potential risk including, among others, those relating to our internal control over financial reporting, compliance and cybersecurity matters. The Board of Directors also relies on management to bring significant matters impacting the Company to the attention of the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s system of internal controls, its critical accounting practices and its policies relating to risk assessment and management. As part of this process, the Audit Committee discusses the Company’s major financial, cybersecurity and compliance risk exposures and steps that management has taken to monitor and control such exposure, and oversees the Company’s efforts to remediate any control deficiencies. In addition, the Audit Committee establishes, maintains and oversees procedures for the anonymous submission by Company employees of information regarding accounting or auditing matters. The Audit Committee also establishes, maintains and oversees the administration and operation of our Reporting and Compliance Investigations Policy.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research & Development Committee, each of which is comprised solely of independent directors and is described more fully below. Each such committee operates pursuant to a written charter, and each reviews and assesses the adequacy of its charter annually and submits proposed modifications, if any, to the Board of Directors for approval. The charters for the committees are available on our website (www.akebia.com) under “Investors” at “Corporate Governance.”

The following table sets forth the composition of each committee of the Board of Directors.

Name	Nominating and Corporate Governance	Compensation	Audit	Research & Development
Adrian Adams	CH
Mark J. Enyedy (1)		M	M
Steven C. Gilman, Ph.D. (2)				M
Maxine Gowen, Ph.D. (4)	M			M
Michael T. Heffernan		M	M
Michael Rogers			CH
Cynthia Smith (2)	M	CH
Myles Wolf, M.D., M.M.Sc.				CH (3)
LeAnne M. Zumwalt			M

(1)   Mr. Enyedy will not be standing for re-election at the Annual Meeting and will cease serving as a director immediately following the Annual Meeting. Mr. Enyedy’s departure is in no way due to any disagreement with us, our operations, policies or practices, or the result of a removal “for cause.” Following Mr. Enyedy’s departure we expect to reduce the size of our Board of Directors accordingly.

(2) Nominated for re-election in Proposal 1.

(3)   Dr. Gilman served as Chairperson of the Research & Development Committee until December 2020, at which time Dr. Wolf began serving as Chairperson. Dr. Gilman remained on the Research & Development Committee following Dr. Wolf’s appointment as Chairperson.

(4)   As previously disclosed in our SEC filings, Dr. Gowen has given notice to the Company that she would be stepping down as a Class III director, effective June 6, 2021. Dr. Gowen’s departure is in no way due to any disagreement with us, our operations, policies or practices, or the result of a removal “for cause.” Following Dr. Gowen’s departure, we expect to reduce the size of our Board of Directors accordingly.

(CH) Chairperson of the Committee
(M)	Member

Audit Committee

Our Audit Committee, established in accordance with Exchange Act requirements, is composed of Mr. Enyedy, Mr. Heffernan, Mr. Rogers and Ms. Zumwalt, with Mr. Rogers serving as Chairperson. Ms. Zumwalt joined the Audit Committee in February 2021. Our Board of Directors has determined that Mr. Enyedy, Mr. Heffernan, Mr. Rogers and Ms. Zumwalt each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Global Market. Our Board of Directors has determined that Mr. Rogers is an “Audit Committee financial expert” within the meaning of the SEC regulations and the applicable listing standards of The Nasdaq Global Market. The Audit Committee’s responsibilities include, among others:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing the independent registered public accounting firm, which we also refer to as independent auditors, including appointing and reviewing the performance of such independent auditors;

•	reviewing internal controls;

•	reviewing risk assessment and risk management, including with respect to major financial, cybersecurity and compliance risk exposures;

•	establishing, maintain and overseeing procedures for the confidential, anonymous submission of information regarding accounting or auditor matters;

•	reviewing and recommending to our Board of Directors for approval all related party transactions and overseeing our Policy with Respect to Related Person Transactions;

•	reviewing and pre-approving audit and permissible non-audit services to be provided by our independent auditor;

•	annually reviewing and reassessing the adequacy of the Audit Committee charter;

•	establishing, maintaining and overseeing our Code of Conduct; and

•	conducting an annual performance self-evaluation to assess the Audit Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2020, the Audit Committee met four times. The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee

Our Compensation Committee is composed of Mr. Enyedy, Mr. Heffernan and Ms. Smith, with Ms. Smith serving as Chairperson. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•

reviewing and approving individual and corporate goals and objectives applicable to our executives who are Senior Vice President and above and report directly to our CEO, or non-CEO Executives, evaluating their performance in light of such goals and objectives and approving their compensation;

•

reviewing and recommending for approval to the Board of Directors individual and corporate goals and objectives for our CEO, evaluating the performance of our CEO in light of such goals and objectives and his or her compensation;

•	engaging, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in the Nasdaq Listing Rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the Compensation Committee charter;

•	reviewing, making recommendations to the Board of Directors, and administering our incentive compensation plans;

•

reviewing and approving any tax-qualified, non-discriminatory employee benefit plans and any parallel nonqualified plans for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•	reviewing, making recommendations to the Board of Directors, and administering our equity-based plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and approving any proposed employment, severance, retention, change in control or similar agreements for our non-CEO Executives;

•	reviewing and recommending for approval to the Board of Directors any proposed employment, severance, retention, change in control or similar agreements for our CEO;

•

reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or our Annual Report on Form 10-K and preparing the annual Compensation Committee report to be included in our annual proxy statement;

•	overseeing and presenting to the Board of Directors our corporate succession plans for the CEO and other senior management positions; and

•	conducting an annual self-evaluation to assess the Compensation Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2020, the Compensation Committee met five times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Mr. Adams, Dr. Gowen and Ms. Smith, with Mr. Adams serving as Chairperson. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The Nasdaq Global Market. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	establishing procedures for identifying and reviewing Board of Director candidates, including nominees recommended by stockholders;

•	identifying and reviewing individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board of Directors’ committees;

•	reviewing and recommending to the Board of Directors a set of corporate governance principles;

•	reviewing and recommending to the Board of Directors the number, responsibilities and membership of the committees of the Board of Directors;

•	annually reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter;

•	overseeing the Company’s director orientation and continuing education for existing directors;

•	making a final determination regarding a director’s change in job responsibilities or notification of an invitation to join a new board or other association, if there is disagreement;

•	conducting an annual self-evaluation to assess the Nominating and Corporate Governance Committee’s purpose, duties and responsibilities;

•	evaluating and making recommendations to the Board of Directors regarding stockholder proposals submitted for inclusion in our annual Proxy Statement;

•	recommending criteria for assessment of the performance of committees other than the Nominating and Corporate Governance Committee, and annually reviewing self-assessments of each other committee; and

•

recommending criteria for assessment of the performance of the Board of Directors as a whole, and of individual directors, as well as reviewing and evaluating the responsibilities, performance, operations, size and composition of the Board of Directors and committees.

During the year ended December 31, 2020, the Nominating and Corporate Governance Committee met five times.

Research & Development Committee

Our Research & Development Committee is composed of Dr. Gilman, Dr. Gowen, and Dr. Wolf, with Dr. Gilman serving as Chairperson until December 2020 and Dr. Wolf serving as Chairperson thereafter. The Research & Development Committee’s responsibilities relate to the assessment of research and development at the Company, including:

•	our research and development strategy and objectives;

•	emerging scientific trends and activities that are critical to the success of our research and development;

•	an assessment of the suitability, competitiveness and progress of our product candidates; and

•	contract manufacturing.

During the year ended December 31, 2020, the Research & Development Committee met four times.

Hedging Policy

As part of our Insider Trading Compliance Policy, our directors and employees are prohibited from engaging in any hedging transactions of our Common Stock, including through variable prepaid forward contracts, equity swaps and collars, and similar devices.

Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct that applies to all of our employees, including those employees responsible for financial reporting and officers, directors, vendors, consultants, and contractors, as well as Corporate Governance Guidelines. These documents are available on our website (www.akebia.com) under “Investors” at “Corporate Governance” or by requesting copies in writing from Nicole R. Hadas, Corporate Secretary, at our Cambridge, Massachusetts office. We intend to disclose amendments to the Code of Conduct, or any waivers of its requirements, on our website as may be required by law or the Nasdaq Listing Rules.

DIRECTOR COMPENSATION

Our Compensation Committee engaged with independent compensation consultants, Radford, part of the Rewards Solutions practice at Aon plc, or Radford, and Pearl Meyer & Partners, LLC, or Pearl Meyer, to review our director compensation for 2020 and 2021, respectively.

Our Compensation Committee makes recommendations to the Board of Directors with respect to director compensation. Our Board of Directors adopted an Amended and Restated Non-Employee Director Compensation Program, or the 2019 Director Compensation Program, effective January 30, 2019, and adopted a Non-Employee Director Compensation Program, effective January 26, 2021, or the 2021 Director Compensation Program. The 2019 Director Compensation Program and the 2021 Director Compensation Program are referred to jointly as the Director Compensation Programs. Under the Director Compensation Programs, each director who is not an employee, referred to as a non-employee director, was paid cash compensation during the year ended December 31, 2020, and will be paid cash compensation during the year ending December 31, 2021, as applicable, as follows:

Annual Retainer ($)
Board of Directors:
All non-employee directors	45,000
Additional retainer for Chairperson	35,000
Audit Committee:
Members	10,000
Chairperson	20,000
Compensation Committee:
Members	7,500
Chairperson	15,000
Nominating and Corporate Governance Committee:
Members	5,000
Chairperson	10,000
Research & Development Committee:
Members	5,000
Chairperson	10,000

Under the Director Compensation Programs, each non-employee director was and is eligible to receive an option to purchase 80,200 shares of our Common Stock under the Akebia Therapeutics, Inc. 2014 Incentive Plan, as amended, or the 2014 Incentive Plan, at the time of his or her initial appointment or election to our Board of Directors, with such award to a non-employee director being an Initial Award. Under the 2019 Director Compensation Program, each Initial Award vests as follows: 25% of the stock option vests on the first anniversary of the date of grant and the remaining 75% of the stock option vests ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the fourth anniversary of the date of grant, subject to the non-employee director’s continuous service through the applicable vesting date. Under the 2021 Director Compensation Program, each Initial Award vests as follows: 33 1/3% of the stock option vests on the first anniversary of the date of grant and the remaining 66 2/3% of the stock option vests ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the third anniversary of the date of grant, subject to the non-employee director’s continuous service through the applicable vesting date.

In addition, under the Director Compensation Programs, each continuing non-employee director who served on the Board of Directors for at least six months as of the date of any annual meeting of stockholders was and is eligible to receive, on the date of such annual meeting, an option to purchase 20,100 shares of our Common Stock and a grant of 13,700 restricted stock units, or RSUs, under the 2014 Incentive Plan, each of which will vest in full on the first anniversary of the grant date subject to the non-employee director’s continuous service through the applicable vesting date. These stock options were and will continue to be granted with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and have a 10-year term. Our Board of Directors adopted a form of Stock Option Agreement and a form of RSU Agreement under the 2014 Incentive Plan for our non-employee directors under which if, in connection with a change in control (as defined in the form of Stock Option Agreement and the form of RSU Agreement), the option or the RSU is not assumed or continued, and a new award is not granted in substitution thereof by the acquirer or survivor (or an affiliate of the acquirer or survivor) in accordance with the terms of the 2014 Incentive Plan, the initial and subsequent stock options and RSUs then outstanding will vest in full upon such change in control.

2020 Director Compensation

The following table sets forth a summary of the compensation earned by our non-employee directors during the fiscal year ended December 31, 2020. Other than as set forth in the table below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee directors during the year ended December 31, 2020. Mr. Butler, our President and CEO, received no additional compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Butler as an employee during 2020 is presented in the “2020 Summary Compensation Table” below.

Name(1)	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)	Option Awards($)(3)	Other Expenses ($)	Total ($)
Adrian Adams (4)	90,000	163,852	142,258	—	396,110
Mark J. Enyedy (5)	62,500	163,852	142,258	—	368,160
Steven C. Gilman, Ph.D. (6)	54,592	163,852	142,258	—	360,702
Maxine Gowen, Ph.D. (7)	55,000	163,852	142,258	—	347,360
Michael T. Heffernan (8)	62,500	163,852	142,258	435	369,045
Jodie P. Morrison (9)	12,500	—	—	412	12,912
Michael Rogers (10)	65,000	163,852	142,258	—	371,110
Cynthia Smith (11)	65,000	163,852	142,258	2,548	373,658
Myles Wolf, M.D., M.M.Sc. (12)	42,471	—	364,756	—	407,227

(1)	Ms. Zumwalt was appointed to the Board in February 2021 and therefore did not receive any compensation during the year ended December 31, 2020.
(2)	Amounts listed represent fees earned in cash during 2020.
(3)

The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the aggregate fair value amount computed as of the grant date of the stock options and RSUs granted during 2020 in accordance with Accounting Standards Codification, or ASC, Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and RSUs are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 25, 2021. None of the non-independent directors held any stock awards as of December 31, 2020, except as noted herein.

(4)	As of December 31, 2020, Mr. Adams held options to purchase 65,100 shares of our Common Stock.
(5)	As of December 31, 2020, Mr. Enyedy held options to purchase 95,145 shares of our Common Stock.
(6)	As of December 31, 2020, Dr. Gilman held options to purchase 117,603 shares of our Common Stock.
(7)	As of December 31, 2020, Dr. Gowen held options to purchase 92,700 shares of our Common Stock.
(8)	As of December 31, 2020, Mr. Heffernan held options to purchase 106,374 shares of our Common Stock.
(9)

Ms. Morrison resigned as a member of our Board of Directors in April 2020, at which time she held options to purchase 86,274 shares of our Common Stock. As approved by our Board of Directors, Ms. Morrison’s options and RSUs that were granted on June 6, 2019 continued to vest through June 6, 2020 and her options will remain exercisable until December 31, 2021.

(10)	As of December 31, 2020, Mr. Rogers held options to purchase 117,603 shares of our Common Stock.
(11)	As of December 31, 2020, Ms. Smith held options to purchase 65,200 shares of our Common Stock.
(12)	As of December 31, 2020, Dr. Wolf held options to purchase 80,200 shares of our Common Stock.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the “2020 Summary Compensation Table” under “Executive Compensation,” who we refer to as our “named executive officers,” as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14(a) of the Exchange Act. Section 14(a) of the Exchange Act also requires that stockholders have the periodic opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. At the 2020 annual meeting of stockholders, our stockholders voted to hold an advisory vote every year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of key strategic and business goals. The programs are designed to align the interests of our executives with those of our stockholders and consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees.

The “Executive Compensation” section of this Proxy Statement beginning on page 25, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ended December 31, 2020.

As we describe in the Compensation Discussion and Analysis, our executive compensation program for 2020 embodied a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board of Directors believes this link between compensation and the achievement of our key strategic and business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

(PROPOSAL 2 ON YOUR PROXY CARD)

EXECUTIVE OFFICERS

Below is the biographical information of the individuals who serve as our executive officers as of April 21, 2021.

Name	Age	Position
John P. Butler	56	President, CEO and Director
David A. Spellman	44	Senior Vice President, Chief Financial Officer and Treasurer (since June 2020*)
Steven K. Burke, M.D.	60	Senior Vice President, Research & Development and Chief Medical Officer
Michel Dahan	42	Senior Vice President, Chief Operating Officer
Dell Faulkingham	48	Senior Vice President, Chief Commercial Officer
Nicole R. Hadas	48	Senior Vice President, Chief Legal Officer and Corporate Secretary

*	Jason A. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020.

John P. Butler’s biography is included under “Director Biographies” above.

Jason A. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Prior to joining Akebia, Mr. Amello served as Executive Vice President, Chief Financial Officer and Treasurer of Ziopharm Oncology, Inc. from 2012 to 2013. From 2000 to 2011, Mr. Amello held various positions at Genzyme Corporation, now Sanofi Genzyme, most recently as Senior Vice President, Corporate Controller and Chief Accounting Officer, and led the Strategic Financial Services group through which he served as a key advisor on all of Genzyme’s mergers and acquisitions and other strategic transactions. Earlier in his career, Mr. Amello spent 10 years in the business advisory and assurance practice of Deloitte, serving in various roles of increasing responsibility through senior manager. Mr. Amello currently serves on the Board of Directors of the New England Baptist Hospital, and is the Chair of the Quality of Care Committee and a member of the Finance and Investment Committee. Mr. Amello also serves on the Board of Directors of Acer Therapeutics Inc. (Nasdaq: ACER), and is a member of the Audit Committee. Mr. Amello holds a B.S. in Accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

David A. Spellman joined Akebia in June 2020 and is Senior Vice President, Chief Financial Officer and Treasurer. Mr. Spellman has two decades of strategic and operational finance experience in fast growing companies within the biopharmaceutical and healthcare industries. Prior to joining Akebia, Mr. Spellman served as Chief Financial Officer and Chief Business Officer of Intarcia Therapeutics, Inc., a biopharmaceutical company, since November 2019, and as Chief Business Officer at Intarcia from June 2019 to November 2019. From March 2018 to June 2019, Mr. Spellman served as the Chief Financial Officer at Mersana Therapeutics, Inc., a clinical stage antibody drug conjugate company. Before Mersana, Mr. Spellman held various positions at Vertex Pharmaceuticals, Inc., most recently Vice President of Corporate, Commercial and International Finance. While at the company, he also supported the global pricing, reimbursement, and launches of Kalydeco® and Orkambi® and the U.S. launch of INCIVEK. Mr. Spellman also spent four years at Millennium Pharmaceuticals where he held several positions in the Finance team, including operating as a member of the VELCADE® launch team. Mr. Spellman received a B.S. in Economics from The Wharton School, University of Pennsylvania.

Steven K. Burke, M.D. joined Akebia as Senior Vice President, Chief Medical Officer in August 2019 and became Akebia’s Senior Vice President, Research & Development and Chief Medical Officer in 2020. Prior to joining Akebia, he served as Senior Vice President and Chief Medical Officer of Proteon Therapeutics, Inc., a company developing therapeutics focused on patients with kidney and vascular diseases, from August 2006 to July 2019. From 2001 to 2006, Dr. Burke previously served as Senior Vice President of Medical and Regulatory Affairs at Genzyme Corporation. From 1994 to 2001, Dr. Burke held roles at GelTex Pharmaceuticals, Inc.

including Vice President of Clinical Research and Medical Director, and before that he held positions at Glaxo, Inc. Dr. Burke received an A.B. from Harvard College and an M.D. from Cornell University Medical College. He completed a medical residency and fellowship at Brigham and Women’s Hospital and is certified by the American Board of Internal Medicine.

Michel Dahan joined Akebia in 2013 and is Senior Vice President, Chief Operating Officer. Previously, Mr. Dahan was Akebia’s Senior Vice President, Chief Business Officer from December 2013 to January 2020. Prior to joining Akebia, from 2010 to 2013, Mr. Dahan held various positions at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for total aggregate consideration that could exceed $1 billion, most recently as Vice President, Commercial Development and Strategic Planning, and led global marketing and commercial development in preparation for two global launches. Prior to that, from 2003 to 2010, Mr. Dahan served in various roles for Ipsen Bioscience, Inc., or Ipsen, most recently as International Product Director, working on global marketing and strategic planning for their hemophilia franchise, and Strategic Planning Director. Previously, he was in Global Business Development and Licensing for Ipsen. He began his career at BNP Paribas in the investment banking division in 2002. He earned his graduate degree in business administration at HEC Paris, France, his maitrise in mathematics from University Paris VI, France, and he completed an executive education program (PLD) at Harvard Business School.

Dell Faulkingham joined Akebia in May 2019 as Senior Vice President, Chief Commercial Officer. Prior to joining Akebia, from August 2018 through April 2019, Mr. Faulkingham was Senior Vice President and Head, United States Multiple Sclerosis, or M.S., Franchise, at Biogen, Inc., a global biopharmaceutical company focused on discovering, developing and delivering worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases, where he was responsible for developing and leading execution of the long-term franchise strategy across the U.S. organization. Previously, he held a number of key roles at Biogen, Inc. beginning in 2010, including Vice President, Head of U.S. M.S. Marketing and Field Operations from May 2017 to August 2018, Vice President, Head of U.S. M.S. Marketing from September 2016 to May 2017, Vice President, Global Asset Executive, Tecfidera from October 2015 to September 2016, Senior Director, Global Marketing Lead, Tecfidera from January 2015 to October 2015, and Senior Director, U.S. Marketing Lead, Tecfidera and TYSABRI from August 2013 to January 2015. Prior to that, he worked in sales and marketing for Forest Pharmaceuticals, Inc. and Takeda Pharmaceuticals North America, Inc. from 1998 to 2010. He holds a B.S. in Biology from the University of Georgia.

Nicole R. Hadas joined Akebia in 2013 and is Senior Vice President, Chief Legal Officer and Corporate Secretary. Prior to joining Akebia, Ms. Hadas was Vice President and General Counsel at OvaScience, Inc. in 2013. Previously, Ms. Hadas served as Senior Vice President and General Counsel at Inspiration Biopharmaceuticals, Inc., a company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013 for a total aggregate consideration that could exceed $1 billion. From 2001 to 2011, Ms. Hadas worked at Genzyme Corporation, now Sanofi Genzyme, as Senior Corporate Counsel. Prior to Genzyme, she was an associate at Foley Hoag representing biopharmaceutical companies and healthcare providers in a wide variety of matters. Ms. Hadas received a B.A. from the University of Michigan and a J.D. from Boston College Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the material elements of our executive compensation policies and decisions for our executive officers named in the “2020 Summary Compensation Table” below, referred to herein as our “named executive officers,” and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Executive Summary

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. The compensation of our named executive officers has consisted of a combination of base salary, annual cash bonus, long-term equity incentive compensation, and other employee benefits generally available to our employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their Executive Severance Agreements as described below.

Our named executive officers for the year ended December 31, 2020 are as follows:

•	John P. Butler, President and Chief Executive Officer;

•	Jason A. Amello, former Senior Vice President, Chief Financial Officer and Treasurer (until June 2020);

•	David A. Spellman, current Senior Vice President, Chief Financial Officer and Treasurer (since June 2020);

•	Michel Dahan, Senior Vice President, Chief Operating Officer;

•	Steven K. Burke, M.D., Senior Vice President, Research & Development and Chief Medical Officer; and

•	Dell Faulkingham, Senior Vice President, Chief Commercial Officer.

Our Company

We are a fully integrated biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease. Akebia’s lead investigational product candidate, vadadustat, is an oral hypoxia-inducible factor prolyl hydroxylase inhibitor designed to mimic the physiologic effect of altitude on oxygen availability. At higher altitudes, the body responds to lower oxygen availability with stabilization of hypoxia-inducible factor, which can lead to increased red blood cell production and improved oxygen delivery to tissues. Vadadustat recently completed its global Phase 3 clinical development program for the treatment of anemia due to chronic kidney disease, or CKD. Vadadustat is approved and marketed in Japan as a treatment for anemia due to CKD in both dialysis-dependent and non-dialysis dependent adult patients under the trade name VafseoTM. In March 2021, we announced that we submitted a New Drug Application to the U.S. Food and Drug Administration, or FDA, for vadadustat for the treatment of anemia due to CKD in both adult patients on dialysis and adult patients not on dialysis. In addition, the Company has a commercial product, Auryxia® (ferric citrate), which is approved by the FDA and marketed for two indications in the United States, the control of serum phosphorus levels in adult patients with CKD on dialysis, and the treatment of iron deficiency anemia, or IDA, in adult patients with CKD not on dialysis. Ferric citrate is also approved and marketed in Japan under the trade name Riona (ferric citrate hydrate) as an oral treatment for the improvement of hyperphosphatemia in adult patients with CKD, including CKD patients on dialysis and not on dialysis, and for the treatment of adult patients with IDA.

Key Compensation Decisions and Actions in 2020

The Board of Directors and Compensation Committee took several actions in 2020 taking into account our compensation philosophy and objectives, the needs and performance of our Company, individual performance, and other factors such as market data and industry best practices.

•

Base Salary Adjustments. The Board of Directors, upon recommendation by the Compensation Committee, reviewed and approved the base salary of our CEO, and the Compensation Committee reviewed and approved the base salaries of our other named executive officers in early 2020. Our CEO and each of our other named executive officers, other than Mr. Spellman, who joined the Company in June 2020, received annual merit-based salary adjustments reflecting their performance and contributions and to maintain reasonable positioning relative to our peer companies. Mr. Dahan also received an additional base salary adjustment to reflect a promotion between 2019 and 2020.

•

Annual Cash Bonus. In early 2020, the Board of Directors, upon recommendation by the Compensation Committee, approved four primary corporate performance goals, each with its own weighting to reflect their importance to our business. These four goals related to vadadustat development, commercial metrics, strategic and financial measures and people. In early 2021, the Board of Directors reviewed our achievements against our 2020 corporate goals and approved achievement of 100% of our 2020 corporate goals. The annual cash bonuses paid to our named executive officers in early 2021 for 2020 performance were based entirely on the achievement of these corporate performance goals.

•

Long-Term Incentives. In early 2020, the Board of Directors, upon recommendation by the Compensation Committee, approved annual grants of stock options, RSUs, and performance-based RSUs, or PSUs, to our CEO, and the Compensation Committee approved grants of stock options, RSUs and PSUs to our other named executive officers. The PSUs vest in connection with the achievement of specified commercial and regulatory milestones to incentivize our named executive officers to deliver on key milestones necessary to advancing our pipeline and driving future performance of the Company. The PSUs also feature a time based vesting component, which we believe contributes to executive retention by providing an incentive to our named executive officers to remain employed by us during the vesting period.

•

Key Executive Appointment. In 2020, Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Spellman received stock options when appointed, as approved by the Compensation Committee.

Compensation Design

Compensation Philosophy and Objectives

In 2020, the goal of our named executive officer compensation policies and programs was primarily to pay for performance. Within this overarching principle, there are a number of key objectives underpinning our 2020 named executive officer compensation policies and programs:

•	Attract and retain individuals with superior ability, technical, and managerial experience;

•	Align the executives’ interests with those of our stockholders through long-term incentives linked to specific performance; and

•	Provide market-competitive compensation to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

In an effort to improve ties between our compensation philosophy and our company mission, in December 2020, the Company’s pay-for-performance philosophy was adjusted such that a pay-for-purpose philosophy will drive our compensation decisions for 2021. The pay-for-purpose philosophy objectives are to: (1) attract and retain individuals who we believe best represent our core values and can make significant contributions towards achieving our purpose of bettering the life of each person impacted by kidney disease, (2) motivate and reward individuals for attaining corporate performance goals that support our purpose, and (3) foster long-term alignment of executive and stakeholder interests.

Alignment with Company Strategy

Our named executive officer compensation policies and programs have reinforced our pay-for-performance philosophy. While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, a substantial portion of our named executive officers’ compensation is linked to achieving scientific, business, organizational and operational goals.

We provide a significant portion of our executive compensation in the form of long-term incentives (stock options, RSUs and PSUs) that vest over time. These equity awards are a key aspect of our pay-for-performance philosophy and serve to align the interests of our named executive officers with our stockholders, as they are tied to future increases in the value of our stock. Further, we believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. The annual cash bonuses paid to our named executive officers are based entirely on corporate performance goals established by the Board of Directors. Our executives make strategic decisions that influence the Company, and we believe it is appropriate to reward performance against corporate performance goals in that case, in-line with our pay-for-performance philosophy.

The total target compensation (base salary, target annual cash bonuses and equity incentive awards) for our CEO and our other named executive officers in 2020 was primarily performance-based, as shown in the charts below:

The Board of Directors, in the case of the CEO, and the Compensation Committee, in the case of the other named executive officers, use a comparative framework to assess total compensation mix, but they do not have a pre-established policy for allocating total compensation. Rather, based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the Company, the Board of Directors and the Compensation Committee, as applicable, subjectively determine the appropriate level and mix of total compensation, keeping in mind our pay-for-performance compensation philosophy. We believe that this approach results in compensation that:

•	is at an appropriate level to attract and retain individuals with superior ability, technical, and managerial experience;

•	provides the appropriate incentives to our executives to make significant contributions to the long-term success of the Company, while avoiding incentives for inappropriate risk-taking; and

•	is fair and competitive without being excessive.

Elements of Executive Compensation

The primary elements of our executive compensation program are:

Element	Purpose	Key Features and Timing
Base Salary (fixed cash)	Provide competitive, fixed compensation to attract and retain top executive talent

•   Cash-based

•   Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibilities or annually as part of our merit increase process

Annual Cash Bonus (at-risk cash)	Performance-contingent compensation to motivate and reward individuals for attaining rigorous corporate performance goals that relate to our key business objectives	• Cash-based • Based entirely on corporate performance • Generally measured and paid out on an annual basis, typically annually following the close of the previous fiscal year

Long-term Incentives (at-risk equity)	Variable incentive compensation to promote equity performance, support retention and create alignment

•   Equity-based

•   Granted in a combination of time-based stock options, RSUs and PSUs

•   Based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the Company

•   Generally granted at the time of hire, and annually following the close of the fiscal year

2020 Compensation Decisions and Outcomes

Role of our Compensation Committee and Executive Officers

Our Compensation Committee, comprised entirely of independent directors, is responsible for overseeing our compensation philosophy and operates under a written charter. Among other things, the role of our Compensation Committee is to seek to ensure that compensation decisions represent sound fiscal policy and enable us to attract and motivate qualified personnel, review and approve the compensation of executives other than our CEO, and recommend to the Board of Directors the compensation of the CEO and the Board of Directors. The Board of Directors retains authority to approve the compensation of our CEO, upon recommendation by the Compensation Committee.

In making its executive compensation determinations, our Compensation Committee and, if applicable, the full Board of Directors, considers recommendations from our CEO for our named executive officers (other than himself). In making his recommendations, our CEO has access to various third-party compensation surveys and compensation data provided by our Compensation Committee’s compensation consultant, as described below. While our CEO discusses his recommendations for the other named executive officers with our Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. No named executive officer is present during voting or deliberations on his or her own compensation.

Our Compensation Committee and Board of Directors also consider the results of the advisory, non-binding vote of our stockholders required by Section 14(a) of the Exchange Act to approve the compensation of our executive officers disclosed in our proxy statement. We first held this vote at the 2020 annual meeting of stockholders and based on the outcome of this vote, our stockholders significantly supported our executive officer compensation. In addition, our stockholders voted to hold this advisory vote every year.

Role of our Compensation Consultants

As a part of reviewing, recommending and determining (as applicable) compensation for our named executive officers for the year ended December 31, 2020, with the exception of Mr. Spellman, who joined Akebia as Senior Vice President, Chief Financial Officer and Treasurer in June 2020, the Compensation Committee engaged Radford as an independent compensation consultant in the second quarter of 2020. As a part of reviewing, recommending and determining (as applicable) compensation for Mr. Spellman for the year ended December 31, 2020 and our named executive officers for the year ending December 31, 2021, the Compensation Committee engaged Pearl Meyer as an independent compensation consultant. We first engaged Pearl Meyer during the second quarter of 2020. Each of Radford and Pearl Meyer provided analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives, directors and all of our employees; and

•	stock utilization and related metrics.

When requested, Radford or Pearl Meyer consultants, as applicable, attended meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford and Pearl Meyer were engaged by the Compensation Committee and each met with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford and Pearl Meyer, the Compensation Committee reviewed the independence of each compensation consultant taking into consideration relevant factors, including the absence of other services provided to the Company by the compensation consultants or their parent company, as applicable, the amount of fees the Company paid to each compensation consultant as a percentage of each compensation consultant’s or its parent company’s total revenue, as applicable, the policies and procedures of the compensation consultants that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by each compensation consultant with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by each compensation consultant have with any member of our Compensation Committee, and any stock of the Company owned by the compensation consultants or the individual compensation advisors employed by each compensation consultants.

Our Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford, Pearl Meyer and the individual compensation advisors employed by Radford and Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford and Pearl Meyer are independent pursuant to the independence standards set forth in The Nasdaq Global Market listing standards promulgated pursuant to Section 10C of the Exchange Act.

Executive Compensation Process

The Compensation Committee compares our executive compensation against a peer group to determine market trends and competitiveness. On an annual basis, the Compensation Committee reviews the companies in our peer group, as well as the Compensation Committee consultant’s recommendations regarding which companies should be added to or removed from the peer group. The Compensation Committee may also adjust the peer group to ensure it properly reflects the market in which we compete for executive talent.

In 2019, the Compensation Committee retained Radford to evaluate our executive compensation program and recommend a course of action for 2020. In determining the 2020 base salaries, annual cash bonuses and long-term incentives for our named executive officers, including for Mr. Spellman who became our Senior Vice President, Chief Financial Officer and Treasurer in June 2020, our Compensation Committee relied on the following peer group, or the 2020 Peer Group:

Acceleron Pharma Inc.	Momenta Pharmaceuticals, Inc.	Retrophin, Inc.
AMAG Pharmaceuticals, Inc.	Natera, Inc.	Sorrento Therapeutics, Inc.
Collegium Pharmaceutical, Inc.	Pacira BioSciences, Inc.	Spectrum Pharmaceuticals, Inc.
Corcept Therapeutics Incorporated	PTC Therapeutics, Inc.	Supernus Pharmaceuticals, Inc.
Eagle Pharmaceuticals, Inc.	Puma Biotechnology, Inc.	Vanda Pharmaceuticals Inc.
Enanta Pharmaceuticals, Inc.	Radius Health, Inc.
Ironwood Pharmaceuticals, Inc.	Reata Pharmaceuticals, Inc.

Radford focused on developing a peer group that:

•	comprised companies operating in the biotechnology and pharmaceutical industries;

•	captured comparable companies in terms of market capitalization, revenue, employee size and stage of development;

•	allowed for sufficient room for the Company to grow; and

•	is sensitive to the criteria proxy advisors will apply when determining their recommendations with respect to the advisory vote on executive compensation.

The 2020 Peer Group was oriented around commercial biotechnology companies in a comparable range to our then market capitalization, headcount and revenue and used our approved peer group for 2019 as a starting point then adjusting for then-current Company metrics. The 2020 Peer Group represents a group of commercial biotechnology companies with market capitalization of $200 million to $1.6 billion, 2019 fiscal year projected revenue of $100 million to $750 million, and 2019 fiscal year projected headcount of 150 to 1,400 employees.

Based on the 2020 Peer Group, Radford prepared an assessment that included pay levels and compensation practices from SEC filings. Radford supplemented the 2020 Peer Group proxy information with data from the Radford Global Life Sciences Survey, comprised of 14 companies with a median headcount of 268 and a median market capitalization of $943 million, which provides a broader market representation of companies and deeper position reporting. To arrive at competitive market compensation, market data collected from the peer group and the Radford Global Life Sciences Survey was blended equally to form a composite assessment.

In analyzing and setting our executive compensation program for 2020, the Board of Directors and the Compensation Committee, as applicable, compared certain aspects of our named executive officers’

compensation to the compensation levels included in this composite assessment. Based on the results of the assessment, the Board of Directors and the Compensation Committee, as applicable, determined that compensation levels for our named executive officers in 2020 generally reflected market competitive ranges.

Base Salaries

The base salary for our CEO is determined annually by the Board of Directors, upon recommendation by the Compensation Committee. Base salaries for our named executive officers other than our CEO are determined annually by our Compensation Committee. Each such determination is based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the Company during the prior year. When reviewing base salaries, the Board of Directors and Compensation Committee, as applicable, takes factors into account such as blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the Company, but does not assign any specific weighting to any factor.

The following table presents the base salaries for each of our named executive officers for the years 2019 and 2020, as approved by the Board of Directors and Compensation Committee, as applicable. The 2019 based salaries became effective on February 24, 2019. The 2020 base salaries became effective on February 23, 2020.

	2019 Annualized Salary ($)	January 2020 Adjustment		2020 Annualized Salary ($)
Named Executive Officer		% of Base Salary	Amount ($)		Nature of Increase

John P. Butler	652,852	6.8	44,548	697,400	Merit increase
Jason A. Amello (1)	420,462	2.0	8,409	428,871	Merit increase
David A. Spellman (1)	—	—	—	460,000	—
Michel Dahan	413,970	6.0 (merit), 5.0 (promotion)	24,838, 21,940	460,749	Merit increase, promotion increase
Steven K. Burke, M.D.	470,000	2.2	10,144	480,144	Merit increase
Dell Faulkingham	450,000	2.9	13,125	463,125	Merit increase

(1)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer in June 2020.

Annual Cash Bonuses

All of our named executive officers participate in the Akebia Therapeutics, Inc. Cash Incentive Plan, our annual cash bonus program, which promotes and rewards our employees for the achievement of key strategic and business goals. The 2020 bonus plan period covered the 12-month period beginning on January 1, 2020 and ending on December 31, 2020. For the 2020 bonus plan period, the target annual bonus as a percentage of base salary (as determined based on the 2020 base salary amounts) was 70% for Mr. Butler, and 40% for each of the other named executive officers.

At the beginning of the 2020 bonus plan period, the Board of Directors established the following corporate goals for calendar year 2020, each having a designated weighting, which related to key development, strategic and financial goals of the Company. In January 2021, our Compensation Committee met and evaluated the performance of the Company against these specified performance goals. Based on its evaluation, the Compensation Committee recommended, and the Board of Directors approved, that the Company achieved 100% of its corporate performance goals.

Goal	Allocation (%)	Actual Level of Achievement (%)
Vadadustat Development • Complete data read out for Phase 3 programs and preparation for regulatory filing • Finalize and implement a certain clinical study plan • Support partner for approval related to Japanese New Drug Application approval and launch	50%	53%
Commercial • Achieve certain Auryxia revenue • Approval of a certain pre-commercial objective	25%	22%
Strategic/ Financial • Achieve certain goals related to cash and assets	15%	15%
People • Continue to focus on talent attraction, development and retention	10%	10%

The following table presents the annual cash bonuses for each of our named executive officers for 2020, as approved by the Board of Directors and Compensation Committee, as applicable, which were based entirely on corporate performance goals established by the Board of Directors.

Named Executive Officer (1)	2020 Annualized Salary ($)		Target Bonus (%)			Annual Cash Bonus ($)
John P. Butler	697,400	x	70	x	=	488,180
David A. Spellman (1)	460,000	x	40	x	=	184,000
Michel Dahan	460,749	x	40	x	=	184,300
Steven K. Burke, M.D.	480,144	x	40	x	=	192,058
Dell Faulkingham	463,125	x	40	x	=	185,250

(1)

Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer in June 2020. As a result, Mr. Amello did not receive an annual cash bonus for 2020, and he is not included in the table above.

Long-term Incentives and Performance-Based Restricted Stock Unit Awards

Our named executive officers participate in our 2014 Incentive Plan. During fiscal year 2020, our named executive officers received annual grants of stock options and RSUs as well as grants of PSUs. The stock option grants are subject to time-based vesting conditions and generally vest, subject to continued employment, as follows: 25% of the shares subject to the award vest on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to the named executive officer’s continued employment through the applicable vesting date. The RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executives’ continued employment through each such date. The PSUs vest in connection with the achievement of specified commercial and regulatory milestones to incentivize our named executive officers to deliver on key milestones necessary to advancing our pipeline and driving future performance of the Company. The PSUs also include a time-based vesting component depending on the nature and timing of the milestone achieved. We believe these equity awards serve to align the interests of our named executive officers with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Mr. Amello continues to hold options under our Amended and Restated 2008 Equity Incentive Plan. The vesting of all outstanding equity awards held by our named executive officers prior to the Merger accelerated in full as a result of the Merger.

When reviewing long-term incentive awards, the Board of Directors and Compensation Committee, as applicable, takes factors into account such as blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the Company, but does not assign any specific weighting to any factor. In addition, when reviewing long-term incentive awards, the Board of Directors and Compensation Committee, as applicable, reviews the current equity holdings and vested and unvested positions of the named executive officers.

In addition, from time to time, we make new hire awards as part of our executive compensation program. In 2020, Mr. Spellman received new hire equity awards consisting of stock options pursuant to our inducement award program. The stock option grant is subject to time-based vesting conditions and vests, subject to continued employment, as follows: 25% of the shares subject to the award vested on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to Mr. Spellman’s continued employment through the vesting date.

On February 25, 2021, the Company reported its financial results for the year ended December 31, 2020. Subsequently, in accordance with the terms of the PSU grants, in March 2021, the Compensation Committee certified the achievement of a specified commercial milestone. The Compensation Committee determined the total number of PSUs eligible to vest for each grantee with respect to the achievement of such commercial milestone. One third of such PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to the executive officer’s continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

The following table presents the long-term incentive awards granted for each of our named executive officers in 2020, as approved by the Board of Directors and Compensation Committee, as applicable.

Named Executive Officer	2020 Annual Stock Option Grant for 2019 Performance (# of Shares of Common Stock Subject to Stock Options)	2020 Annual RSU Grant for 2019 Performance (# of Shares of Common Stock Subject to RSUs)	2020 Stock Option Grant Pursuant to Inducement Award Program (# of Shares of Common Stock Subject to Stock Options)	2020 PSU Grant (# of Shares of Common Stock Subject to PSUs)
John P. Butler	403,600	237,400	—	190,000
Jason A. Amello (1)	45,000	30,000	—	30,000
David A. Spellman (2)	—	—	280,000	36,500
Michel Dahan	120,000	65,000	—	56,000
Steven K. Burke, M.D.	105,500	62,000	—	50,000
Dell Faulkingham	94,000	55,000	—	44,000

(1)

Pursuant to the Master Consulting Services Agreement entered into on August 7, 2020 between Mr. Amello and the Company, Mr. Amello’s equity awards granted prior to his departure will continue to vest until April 1, 2022.

(2)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Mr. Spellman joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in June 2020 as successor Mr. Amello and received a grant of an option to purchase 280,000 shares of our Common Stock as an inducement material to his entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Although we achieved certain financial goals during 2020, our stock price has remained volatile. As a result, the fair market value of our long-term incentive grants granted in 2020 is significantly lower than the grant date value. In addition, the long-term incentive grants that we have made to date in 2021, are, on average, more than 50% lower in grant date value than our 2020 grants.

Other Benefits

We offer a 401(k) plan to eligible employees, and our Amended and Restated 2014 Employee Stock Purchase Plan and basic health benefits are generally available to all of our employees, including our named executive officers. In accordance with the 401(k) plan, all eligible employees may contribute a percentage of compensation up to a maximum statutory limit per year. Company contributions to the 401(k) plan are discretionary, and contributions in the amount of approximately $1.6 million and $1.3 million were made by the Company to the 401(k) plan in the fiscal years ended December 31, 2020 and December 31, 2019, respectively.

Tax and Accounting Considerations

While our Compensation Committee generally considers the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2020.

Compensation Practices and Risk

As part of its responsibilities, the Compensation Committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The Compensation Committee has concluded, based on its review and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our Compensation Committee considered the following:

•	our use of different types of compensation vehicles providing a balance of long-term and short-term incentives with fixed and variable components;

•	our grant of equity-based awards with time-based vesting and performance-based vesting, both of which encourage our executive officers to look to long-term appreciation in equity values;

•	our annual bonus determinations for each executive officer depending entirely on the achievement of Company goals, which we believe promote long-term value;

•	our Compensation Committee’s ability to exercise discretion in determining cash bonus payouts and long-term incentive awards for executive officers other than the CEO;

•

our system of internal control over financial reporting and Code of Conduct, among other things, reducing the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans; and

•	our prohibition on hedging or pledging of Company stock.

Overview of Our Other Policies and Practices

Highlighted policies and practices that we use to ensure effective governance of compensation plans and decisions include:

•	our Compensation Committee has the authority to hire independent counsel and other advisors;

•	our Compensation Committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;

•

as part of our Insider Trading Compliance Policy, our executive officers are prohibited from engaging in any hedging transactions of our Common Stock, including using prepaid variable forward contracts, equity swaps, collars, and exchange funds;

•	we have no perquisites other than broad-based health, transportation, relocation, 401(k) plan, a home office stipend and insurance-related benefits that we make available to all of our employees;

•	our 2014 Incentive Plan prohibits option repricing (absent stockholder approval) and option backdating;

•	our Executive Severance Agreements do not provide for tax gross-ups;

•	all of our non-employee directors are independent, including all members of our Compensation Committee; and

•

if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the applicable securities laws as a result of misconduct, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2020 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018 (unless otherwise specified).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)

John P. Butler, President and Chief Executive Officer	2020 2019 2018	696,254 647,525 594,720	2,456,280 1,743,560 1,271,270	2,277,351 1,555,670 1,242,722	488,180 368,209 360,360	12,372 2,000 2,000		5,930,437 4,316,964 3,471,072

Jason A. Amello, Former Senior Vice President, Chief Financial Officer and Treasurer (4)	2020 2019 2018	267,640 417,953 380,438	336,350 473,200 278,850	253,917 444,477 272,553	— 158,094 157,182	168,021 2,000 2,000	(5)	1,025,928 1,495,724 1,091,023

David A. Spellman, Senior Vice President, Chief Financial Officer and Treasurer (4)	2020 2019 2018	237,077 — —	19,056 — —	2,363,658 — —	184,000 — —	707 — —		2,804,498 — —

Michel Dahan, Senior Vice President, Chief Operating Officer	2020 2019 2018	461,055 409,917 370,852	679,868 473,200 277,420	677,111 444,477 270,585	184,300 155,653 150,534	9,790 2,000 2,000		2,012,127 1,485,247 1,071,391

Steven K. Burke, M.D., Senior Vice President, Chief Medical Officer (6)	2020 2019 2018	482,355 197,038 —	642,188 41,300 —	595,294 604,014 —	192,058 176,720 —	7,456 55,502 —	(6)	1,919,351 1,074,574 —

Dell Faulkingham, Senior Vice President, Chief Commercial Officer (7)	2020 2019 2018	464,770 297,692 —	569,028 111,250 —	530,404 663,560 —	185,250 169,200 —	10,025 — —		1,759,476 1,241,702 —

(1)

The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the grant date fair value of the stock options, RSUs and PSUs granted to our named executive officers during the years indicated as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options, RSUs and PSUs reported in the Option Awards and Stock Awards columns are set forth in Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The grant date fair value of the PSUs is based on the probability of achievement of the relevant milestones at the time of grant. Note that the amounts reported in these columns reflect the accounting cost for these stock options, RSUs and PSUs, and do not correspond to the actual economic value that may be received by the named executive officers from the stock options, RSUs and PSUs.

(2)

Amounts for 2018 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2018 to December 31, 2018 under our Cash Incentive Plan. Amounts for 2019 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2019 to December 31, 2019 under our Cash Incentive Plan. Amounts for 2020 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2020 to December 31, 2020 under our Cash Incentive Plan.

(3)	With the exception of Mr. Amello and Dr. Burke as described in footnotes below, consists solely of Company contributions to our 401(k) plan for the benefit of our named executive officers.
(4)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020.Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020.

(5)

Pursuant to the Separation Agreement entered into between Mr. Amello and the Company on September 14, 2020, during the year ended December 31, 2020, Mr. Amello received severance pay of $131,960 and an accrued vacation payout payment of $30,227. Mr. Amello received $4,910 in 401(k) payments in 2020. The Company also paid $923 in COBRA costs on Mr. Amello’s behalf during the year ended December 31, 2020.

(6)

Dr. Burke joined the Company as Senior Vice President, Chief Medical Officer in August 2019 and was not a named executive officer for 2019. Prior to joining the Company, pursuant to a consulting agreement, the Company paid Dr. Burke consulting fees of $53,502.

(7)	Mr. Faulkingham joined the Company as Senior Vice President, Chief Commercial Officer in May 2019.

Grants of Plan-Based Awards

The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during the year ended December 31, 2020. All non-equity incentive plan awards were made pursuant to our Cash Incentive Plan described in more detail above. In 2020, we granted RSUs and stock option awards to our named executive officers to provide an incentive to our named executive officers to remain employed with us during the vesting period. We also granted PSUs to our named executive officers to incentivize our named executive officers to deliver on key milestones necessary to advancing our pipeline, drive future performance of the Company and remain employed by us during the vesting period. Mr. Spellman, who joined the Company in June 2020, received a new hire equity award consisting of stock options pursuant to our inducement award program, and in September 2020, Mr. Spellman was granted PSUs, pursuant to our 2014 Incentive Plan. All RSUs and PSUs granted in 2020 represent the right to receive shares of our Common Stock and all stock options granted in 2020 consist of options to purchase shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. All such equity awards were granted under our 2014 Incentive Plan, unless otherwise disclosed below. The vesting schedule of each RSU, PSU and each option included in the following table is described in the footnotes to the Outstanding Equity Awards as of December 31, 2020 table.

Name	Grant Date	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(2)
John P. Butler	2/28/2020 2/28/2020 2/28/2020 —	1/29/2020 1/29/2020 2/26/2020 —	(3) (3) (3)	— — — 488,180	— 237,400 190,000 —	(4)	403,600 — — —		8.87 — — —	2,277,351 2,105,738 350,542 —	(5)

Jason A. Amello (6)	2/28/2020 2/28/2020 2/28/2020 —	1/23/2020 1/23/2020 2/26/2020 —		— — — 171,548	— 30,000 30,000 —	(4)	45,000 — — —		8.87 — — —	253,917 266,100 70,250 —	(5)

David A. Spellman (6)	6/30/2020 9/30/2020	6/10/2020 9/29/2020		— —	— 36,500	(4)	280,000 —	(7)	13.58 —	2,363,658 19,056	(5)

Michel Dahan	2/28/2020 2/28/2020 2/28/2020 —	1/23/2020 1/23/2020 2/26/2020 —		— — — 184,300	— 65,000 56,000 —	(4)	120,000 — — —		8.87 — — —	677,111 576,550 103,318 —	(5)

Steven K. Burke, M.D.	2/28/2020 2/28/2020 2/28/2020 —	1/23/2020 1/23/2020 2/26/2020 —		— — — 192,058	— 62,000 50,000 —	(4)	105,500 — — —		8.87 — — —	595,294 549,940 92,248 —	(5)

Dell Faulkingham	2/28/2020 2/28/2020 2/28/2020 —	1/23/2020 1/23/2020 2/26/2020 —		— — — 185,250	— 55,000 44,000 —	(4)	94,000 — — —		8.87 — — —	530,404 487,850 81,178 —	(5)

(1)

These amounts relate to our Cash Incentive Plan. The amounts shown in this column represent the 2020 target payout amount based on the target percentage applied to each named executive officer’s base salary as of December 31, 2020, assuming 100% corporate achievement. As described in more detail above, in 2020 each of our named executive officers, other than Mr. Butler, had an individual bonus target of 40% of his or her base salary, which was tied solely to the achievement of our corporate goals for 2020 (which was not determined as of December 31, 2020). Mr. Butler had an individual bonus target of 70% of his base salary, was likewise tied solely to the achievement of our corporate goals for 2020 (which was not determined as of December 31, 2020). Actual amounts paid to each named executive officer under our Cash Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table above.

(2)

Reflects the fair value of time-based RSU, PSU and stock option awards on the date of grant calculated in accordance with ASC 718. For a discussion of the assumptions used in the valuation of the time-based RSU and PSU awards and stock option awards granted to our named executive officers in 2020, see footnote 1 to the 2020 Summary Compensation Table above. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of the commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

(3)

Each equity award granted to Mr. Butler was approved by our full Board of Directors pursuant to the terms of our 2014 Incentive Plan, and the charter of our Compensation Committee, and in accordance with Nasdaq rules and regulations.

(4)

Represents PSUs granted on February 28, 2020. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

(5)	The grant date fair value of the PSUs is based on the probability of achievement of the relevant milestones at the time of grant.
(6)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020.Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020.

(7)

Represents options to purchase shares of our Common Stock granted on June 30, 2020, as an inducement material to Mr. Spellman entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). For a description of the vesting schedule, see the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards as of December 31, 2020

The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)

John P. Butler	—	403,600	(1)	8.87	2/28/2030	—		—
	153,125	196,875		7.28	2/28/2029	—		—
	126,300	—		14.30	2/28/2028	—		—
	190,000	—		10.14	2/21/2027	—		—
	190,550	—		7.70	2/22/2026	—		—
	150,000	—		11.15	3/6/2025	—		—
	46,667	—		22.80	5/14/2024	—		—
	—	—		—	—	587,067	(2)	1,643,788	(3)
Jason A. Amello (9)	—	45,000	(1)	8.87	2/28/2030	—		—
	43,750	37,500		7.28	2/28/2029	—		—
	27,700	—		14.30	2/28/2028	—		—
	47,500	—		10.14	2/21/2027	—		—
	39,650	—		7.70	2/22/2026	—		—
	45,000	—		11.15	3/6/2025	—		—
	21,667	—		22.80	5/14/2024	—		—
	142,440	—		0.47	9/23/2023	—		—
	—	—		—	—	93,334	(2) (4)	261,335	(3)
David A. Spellman (9)	—	280,000	(5)	13.58	6/30/2030	—		—
	—	—		—	—	36,500	(6)	102,200
Michel Dahan	—	120,000	(1)	8.87	2/26/2030	—		—
	43,750	56,250		7.28	2/28/2029	—		—
	27,500	—		14.30	2/28/2028	—		—
	62,500	—		10.14	2/21/2027	—		—
	30,950	—		7.70	2/22/2026	—		—
	30,000	—		11.15	3/6/2025	—		—
	15,000	—		9.66	9/30/2025	—		—
	6,667	—		22.80	5/14/2024	—		—
	—	—		—	—	164,334	(2)	460,135	(3)
Steven K. Burke, M.D.	—	105,500	(1)	8.87	2/28/2030	—		—
	78,125	171,875		4.13	8/30/2029	—		—
	—	—		—	—	118,667	(7)	332,268	(3)
Dell Faulkingham	—	94,000	(1)	8.87	2/28/2030	—		—
	93,750	156,250		4.45	05/31/2029	—		—
	—	—		—	—	99,000	(8)	277,200	(3)

(1)

Represents options to purchase shares of our Common Stock granted on February 28, 2020. The options will vest as follows: 25% of the options will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the following three years, subject to the executive’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable Stock Option Agreement and/or Executive Severance Agreement, as discussed below.

(2)

Represents: (A) RSUs granted on February 28, 2020. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below; (B) PSUs granted on February 28, 2020. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023; and (C) RSUs granted on February 28, 2019. One third of the RSUs described in clause (C) vested on February 28, 2020; remaining two thirds to vest on second and third anniversaries of the grant date.

(3)	Calculated based on the closing price per share of the Company’s Common Stock on December 31, 2020, the last trading date of the fiscal year, of $2.80.
(4)

Mr. Amello, who ceased to be an employee of the Corporation on August 7, 2020, has a Master Consulting Services Agreement with the Corporation, dated August 7, 2020, that terminates on April 1, 2022. Pursuant to such agreement, one third of his shares that are eligible to vest based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021, an additional one third will vest on February 28, 2022 and the remaining one third will be forfeited on April 1, 2022.

(5)

Represents options to purchase shares of our Common Stock granted on June 30, 2020, as an inducement material to his entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The options will vest as follows: 25% of the options will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the next three years, subject to Mr. Spellman’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable Stock Option Agreement and/or Executive Severance Agreement, as discussed below.

(6)

Represents PSUs granted to Mr. Spellman on September 30, 2020. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to his service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.

(7)

Represents: (A) RSUs granted on February 28, 2020. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below; (B) PSUs granted on February 28, 2020. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023; and (C) RSUs granted to Dr. Burke on August 31, 2019 in connection with his start of employment at the Company. One third of the RSUs vest on each of the first, second and third anniversaries of the grant date, subject to Dr. Burke’s continued performance of service to us through the vesting date.

(8)

Represents (A) RSUs granted on February 28, 2020. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below; and (B) PSUs granted on February 28, 2020. The PSUs vest based on achievement of specified commercial and regulatory milestones and also feature a time-based component. Based on achievement of a commercial milestone, a certain number of PSUs vested on March 31, 2021 and an additional one third will vest on each of February 28, 2022 and February 28, 2023, subject to continued service on each vesting date and any other applicable terms. Depending on if and when any additional milestone is achieved, in accordance with the terms of the grant, the Compensation Committee will determine the remaining number of PSUs eligible to vest and confirm the time-based vesting schedule that will apply to such shares, with the final vesting occurring on February 28, 2023.
(9)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020.

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the exercise of options to purchase our Common Stock and the vesting of RSUs that were held by our named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Butler	—	—	79,833	708,119
Jason A. Amello (1)	—	—	21,666	192,177
David A. Spellman (1)	—	—	—	—
Michel Dahan	—	—	21,666	192,177
Steven K. Burke, M.D.	—	—	3,333	34,263
Dell Faulkingham	—	—	25,000	291,000

(1)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020.

Executive Severance Agreements

We entered into Executive Severance Agreements with each of our named executive officers. Each of our named executive officers is eligible to receive certain payments and benefits under his or her Executive Severance Agreement in the event that the executive’s employment with us is terminated without “cause,” the executive terminates his or her employment with us for “good reason,” or the executive is terminated in connection with, or within twelve months after, a “change in control” (each as defined in the Executive Severance Agreement). The Executive Severance Agreements also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control” (as defined in the Executive Severance Agreements).

Termination of Employment without Cause or for Good Reason. Under the Executive Severance Agreements, if the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Executive Severance Agreement), other than following a change in control as described below, the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation and, provided the executive timely elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he or she had remained employed during that time.

Termination of Employment without Cause or for Good Reason Following a Change in Control. If, within twelve months following a “change in control” (as defined in the Executive Severance Agreement), the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Executive Severance Agreement), the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of base salary continuation, provided the executive timely elects COBRA coverage, up to twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed, and an amount equal to 50% of the executive’s annual target bonus for the year of termination, prorated based on the number of months the executive was employed prior to his or her termination.

Accelerated Vesting of Equity Upon a Change in Control. Under the Executive Severance Agreement, 100% of each of the named executive officer’s outstanding and unvested equity and equity-based awards will become immediately vested upon a change in control, irrespective of whether the executive’s employment terminates in connection with the change in control.

Conditions to the Receipt of Severance Benefits. The severance payments and benefits described above are conditioned upon each executive’s timely execution and non-revocation of a general release of claims in our favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination. In addition, we may terminate severance payments to any of the named executive officers if, within one year following a termination without cause, we determine that the Company had the right to terminate his or her employment for cause.

Other Termination of Employment. If our named executive officer’s employment is terminated for any reason other than by us without cause or by the executive for good reason (including by reason of death or disability), the executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with our normal policies and practices, including any salary, bonus or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the executive’s duties, and vacation pay.

280G Cutback. All payments to our named executive officers, as applicable, under the Executive Severance Agreement, including without limitation the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the executive.

Termination of Executive Severance Agreement. Each of our named executive officer’s Executive Severance Agreements will terminate immediately upon the mutual agreement of the parties to such Executive Severance Agreement, the executive’s termination for cause or death, or the executive’s disability (defined as the executive’s inability by reason of physical or mental impairment to perform his or her job duties for a period exceeding twelve consecutive weeks).

Mr. Amello’s Separation Agreement and Master Consulting Services Agreement

Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer in June 2020, at which time Mr. Amello remained an employee of the Company to support the Company and Mr. Spellman during the transitional period through mid-August 2020. Pursuant to the Separation Agreement

entered into between Mr. Amello and the Company on September 14, 2020, or the Amello Separation Agreement, Mr. Amello was paid $30,227 for accrued, but unused, vacation time. Mr. Amello was also entitled to receive severance pay in the amount of $428,871, less all applicable income and payroll taxes, deductions and withholdings, which is equivalent to twelve months of Mr. Amello’s base salary as of the date of his separation from the Company. During the year ended December 31, 2020, Mr. Amello was paid $131,960 of this severance amount. Mr. Amello also remained eligible for certain COBRA benefits. During the year ended December 31, 2020, the Company paid $923 in COBRA costs on Mr. Amello’s behalf.

On August 7, 2020, Mr. Amello entered into a Master Consulting Services Agreement, or the Consulting Agreement, with the Company. Pursuant to the Consulting Agreement, the Company may request that Mr. Amello provide certain consulting and other services to be described in one or more statements of work. As consideration for entering into the Consulting Agreement, all of Mr. Amello’s outstanding options, RSUs and PSUs under the 2014 Plan continue to vest for the term of the Consulting Agreement, which is through April 1, 2022, and in the case of the option awards, remain exercisable until three months following expiration or termination of the Consulting Agreement, pursuant and subject to the terms of the 2014 Incentive Plan and the applicable equity award agreements thereunder. In addition, Mr. Amello’s outstanding option award under Akebia’s Amended and Restated 2008 Equity Incentive Plan, as amended, or the 2008 Plan, remains exercisable for one month following the expiration or termination of the Consulting Agreement, pursuant and subject to the terms of the 2008 Plan and the applicable option award agreement thereunder. As of December 31, 2020, the value of Mr. Amello’s outstanding RSUs was $261,335, calculated by multiplying the 93,334 RSUs held as of such date by $2.80, the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2020, and the in-the-money value of Mr. Amello’s outstanding options was $331,885, calculated by multiplying the number of option shares by the amount by which $2.80 the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2020, exceeds the exercise price of such options. For additional information regarding the outstanding equity held by Mr. Amello see “Outstanding Equity Awards as of December 31, 2020.”

Potential Payments Upon Termination or Change of Control

The following table presents our estimate of the amount of severance benefits to which each of our named executive officers would be entitled if a termination occurred on December 31, 2020 under the circumstances set forth in the column headings.

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $
John P. Butler	Cash Severance (2)	697,400	697,400
	Non-Equity Incentive Plan Compensation (3)	—	209,220
	Equity (4)
	Options	—	—
	RSUs	—	1,643,787
	Other Benefits (5)	24,855	24,855
	Total	722,255	2,575,262
David A. Spellman (6)	Cash Severance (2)	460,000	460,000
	Non-Equity Incentive Plan Compensation (3)	—	92,000
	Equity (4)
	Options	—	—
	RSUs	—	102,200
	Other Benefits (5)	24,855	24,855
	Total	484,855	679,055

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $
Michel Dahan	Cash Severance (2)	460,749	460,749
	Non-Equity Incentive Plan Compensation (3)	—	92,150
	Equity (4)
	Options	—	—
	RSUs	—	460,135
	Other Benefits (5)	24,855	24,855
	Total	485,604	1,037,889
Steven K. Burke, M.D.	Cash Severance (2)	480,144	480,144
	Non-Equity Incentive Plan Compensation (3)	—	96,029
	Equity (4)
	Options	—
	RSUs	—	332,268
	Other Benefits (5)	24,855	24,855
	Total	504,999	933,295
Dell Faulkingham	Cash Severance (2)	463,125	463,125
	Non-Equity Incentive Plan Compensation (3)	—	92,625
	Equity (4)
	Options	—	0
	RSUs	—	277,200
	Other Benefits (5)	24,855	24,855
	Total	487,980	857,805

(1)

Represents amounts payable under the terms of the Executive Severance Agreements. All amounts listed in the table are in addition to any amounts earned or accrued but unpaid as of the date of termination.

(2)	Represents twelve months of base salary continuation.
(3)

Non-equity incentive plan compensation payment amount assumes no bonus amounts for 2020 have been paid to the executive as of December 31, 2020, and that all 2019 bonus amounts have been paid as of such date, in each case, as would be consistent with the Company’s historical practice. Represents an amount equal to 50% of the executive’s annual target bonus for 2020, prorated based on the number of months the executive was employed prior to his or her termination.

(4)

With respect to options, reflects the in-the-money value of the unvested portion of such named executive officer’s options. The value is calculated by multiplying the amount (if any) by which $2.80, the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2020, exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. With respect to RSUs, the value is calculated by multiplying the number of unvested RSUs with vesting provisions based solely on time (if any) by $2.80, the closing price of our Common Stock on The Nasdaq Global Market on December 31, 2020. In the event of a termination by the Company without cause or by the executive for good reason (no change in control), the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he or she had remained employed during that time. In addition, pursuant to the terms of the PSU grants, if a grantee’s employment ceases, the PSU award, to the extent not already vested, will be immediately forfeited. No portion of the PSU awards had vested as of December 31, 2020.

(5)	Represents twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ health and dental COBRA premiums to the same extent as if the executive remained employed.
(6)

Mr. Amello served as Akebia’s Senior Vice President, Chief Financial Officer and Treasurer from 2013 until June 2020. Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer of the Company in June 2020. As a result, Mr. Amello is not included in the table above. Please see the disclosure above regarding the Amello Separation Agreement and Consulting Agreement.

Other Agreements

Each of our named executive officers has entered into standard agreements with respect to confidential information and assignment of inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information and to assign to us any inventions conceived or developed during the course of employment. Such agreements also contain customary non-compete and non-solicitation provisions.

CEO Pay Ratio

Akebia’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs encourage and reward all employees who contribute to our success. We strive to ensure that the pay of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market competitive. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (except for our principal executive officer), the annual total compensation of our principal executive officer, and the ratio of these two amounts.

Using reasonable estimates and assumptions where necessary, and in accordance with SEC rules, we identified our median employee by calculating the sum of annual base pay, target bonus amount and the grant date fair value for equity awards granted in 2020 for all of our employees, excluding our CEO, Mr. Butler, who were employed by us on December 31, 2020. We annualized the base salary and target bonus of all permanent employees who were hired in 2020 but did not work the entire year. However, we did not perform adjustments to the compensation paid to our one part-time employee to calculate what they would have been paid on a full-time basis. No cost-of-living adjustment or other adjustments were made; however, we did exclude our one non-U.S. employee when determining our median employee. After identifying the median compensated employee, we calculated the total annual compensation for this employee by using the same methodology we use for our named executive officers as disclosed in the 2020 Summary Compensation Table above.

The annual total compensation of our CEO, Mr. Butler, as reported in the 2020 Summary Compensation Table was $5,930,437 for 2020. The annual total compensation of our median compensated employee, excluding Mr. Butler, was $207,129 for 2020, resulting in a ratio of 29:1 for 2020. This ratio and annual total compensation amounts are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. Given that assumptions, estimates, methodologies, and adjustments that companies may apply to determine their pay ratio may differ, this information should not be used as a basis for comparison between different companies.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 regarding shares of our Common Stock that may be issued under our equity compensation plans, consisting of our 2008 Plan, our 2014 Incentive Plan, our Amended and Restated 2014 Employee Stock Purchase Plan, and our inducement award program through which equity awards are granted to individuals who were not previously an employee or non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. As of the closing of our initial public offering, no additional equity awards were made under our 2008 Plan. Our 2008 Plan, our 2014 Incentive Plan, and our Amended and Restated 2014 Employee Stock Purchase Plan were approved by our shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,854,614 (1)(2)	10.10	8,948,414 (3) (5)
Equity compensation plans not approved by security holders	2,763,825 (4)	7.43	—
Total	14,618,439		8,948,414

(1)

Includes 6,606,548 shares of Common Stock issuable upon the exercise of outstanding options, 4,220,053 shares of our Common Stock issuable upon the vesting of RSUs, 518,402 shares of our Common Stock issuable upon the vesting of PSUs, and 509,611 warrants to purchase our Common Stock.

(2)

Does not include purchase rights accruing under the Amended and Restated 2014 Employee Stock Purchase Plan because the purchase right, and therefore the number of shares to be purchased, will not be determined until the end of the purchase period. In addition, RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.

(3)

As of December 31, 2020, there were 3,468,080 shares of our Common Stock available for grant under the 2014 Incentive Plan, and 5,480,334 shares of our Common Stock available for grant under the Amended and Restated 2014 Employee Stock Purchase Plan.

(4)

Represents the number of shares of our Common Stock granted as inducements material to employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and outstanding as of December 31, 2020.

(5)

On January 1, 2020 and January 1, 2019, the shares reserved for future grants under the 2014 Incentive Plan increased by 4,031,376 and 3,801,198 shares, respectively, pursuant to the “evergreen” provision in the 2014 Incentive Plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure included in the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the disclosure in the Compensation Discussion and Analysis section be included in this Proxy Statement for the year ended December 31, 2020.

Respectfully submitted by the Compensation Committee,

Cynthia Smith, Chairperson

Mark J. Enyedy

Michael T. Heffernan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Smith, Mr. Enyedy and Mr. Heffernan served on the Company’s Compensation Committee during fiscal year 2020. None of the members of our Compensation Committee is an officer or employee of our Company, and none of the members of our Compensation Committee has ever been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors recommends that our stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment.

Ernst & Young has served as our independent registered public accounting firm since 2013. We expect representatives of Ernst & Young to be present virtually at the Annual Meeting and to be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee must pre-approve all audit services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young, subject to the de minimis exception for non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All Ernst & Young services and fees for the fiscal years ended December 31, 2020 and December 31, 2019 were pre-approved by the Audit Committee. A portion of the audit services for the fiscal year ending December 31, 2021 were also pre-approved by the Audit Committee, with the balance to be pre-approved before December 31, 2021.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2020 and December 31, 2019 for each of the following categories of services are as follows:

Fee Category	2020	2019
Audit Fees	$1,599,725	$1,515,500
Audit-Related Fees	$—	—
Tax Fees	$158,790	$115,282
All Other Fees	$3,375	$2,757

Total Fees	$1,761,890	$1,633,539

Audit Fees: consist of aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, comfort letters and consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees: consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees: consist of aggregate fees for tax compliance, tax advice and tax planning services, and the review and preparation of our federal and state income tax returns.

All Other Fees: consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which, for the fiscal years ended December 31, 2020 and December 31, 2019, consisted of our subscription to Ernst & Young’s online accounting research tool.

Other than the foregoing, Ernst & Young did not provide any other services to us in 2019 or 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL 3 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2020 and has discussed these statements with management and Ernst & Young, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with the Audit Committee. The independent registered public accounting firm also expresses an opinion on the Company’s internal controls over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under SEC and PCAOB rules, including the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees (AS 1301).

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. PCAOB Rule 3526 requires independent registered public accounting firms to, at least annually, disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted by the Audit Committee,

Michael Rogers, Chairperson

Mark J. Enyedy

Michael T. Heffernan

LeAnne M. Zumwalt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 12, 2021 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known, based solely on filings made under Section 13(d) and 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the “2020 Summary Compensation Table” above), and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our Common Stock subject to options, RSUs or other rights to purchase that may be acquired within 60 days after April 12, 2021 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 12, 2021, there were 159,907,713 shares of our Common Stock outstanding, and the percentages of shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
State Street Corporation (1) State Street Financial Center One Lincoln Street Boston, MA 02111	22,476,534	14.06

Wellington Management Group LLP (2) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	12,590,463	7.87

BlackRock, Inc. (3) 55 East 52nd Street New York, New York 10055	11,397,548	7.13

The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	8,434,759	5.27
Directors and named executive officers:
Adrian Adams (5)	133,222	*
Jason A. Amello (6)	489,141	*
Steven M. Burke, M.D. (7)	188,169	*
John P. Butler (8)	2,058,772	1.28
Michel Dahan (9)	397,150	*
Mark J. Enyedy (10)	116,910	*
Dell Faulkingham (11)	186,631	*
Steven C. Gilman, Ph.D. (12)	147,089	*
Maxine Gowen, Ph.D. (13)	116,833	*
Michael T. Heffernan (14)	131,882	*
Michael Rogers (15)	146,854	*
Cynthia Smith (16)	95,217	*
David A. Spellman (17)	1,740	*
Myles Wolf, M.D., M.M.Sc. (18)	30,331	*
LeAnne A. Zumwalt (19)	-	*
All current directors and executive officers as a group (15 persons) (20)	4,131,336	2.54

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

Based solely on Schedule 13G filed by State Street Corporation and SSGA Funds Management, Inc. with the SEC on February 11, 2021. Based on such filing, State Street Corporation beneficially owns and has shared dispositive power with respect to all of the shares and shared voting power with respect to 21,889,694 shares. SSGA Funds Management, Inc., a subsidiary of State Street Corporation, beneficially owns and has shared dispositive power with respect to 19,933,847 shares and shared voting power with respect to 19,902,862 shares. In addition, each of State Street Global Advisors Limited (UK), State Street Global Advisors, Australia Limited, and State Street Global Advisors Trust Company are subsidiaries of State Street Corporation, which beneficially own certain of the shares.

(2)

Based solely on the Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, each, a “Wellington Entity”, with the SEC on February 3, 2021. Based on such filing, each Wellington Entity beneficially owns and has shared dispositive power with respect to 12,590,463 shares and shared voting power with respect to 11,606,055 shares, except for Wellington Management Company LLP which beneficially owns and has shared dispositive power with respect to 11,824,947 shares and shared voting power with respect to 11,606,055 shares. Wellington Management Group LLP is the parent holding company of certain holding companies and each of Wellington Management Company LLP, Wellington Management Canada LLC – IA, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd – IA and Wellington Management Australia Pty Ltd, collectively, the “Wellington Investment Advisors”. All shares are beneficially owned of record by the clients of the Wellington Investment Advisors. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(3)

Based solely on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. Based on such filing, BlackRock, Inc. beneficially owns and has sole dispositive power of all such shares and sole voting power over 11,187,795 shares. In addition, each of BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC are subsidiaries of BlackRock, Inc. which beneficially own certain of the shares.

(4)

Based solely on a Schedule 13G filed by The Vanguard Group, or Vanguard, with the SEC on February 10, 2021. Based on such filing, Vanguard beneficially owns all such shares, has shared voting power with respect to 333,150 shares, sole dispositive power with respect to 8,006,651 shares and shared dispositive power with respect to 428,108 shares. In addition, each of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited are subsidiaries of The Vanguard Group, which beneficially own certain of the shares.

(5)	Consists of (i) 63,700 shares of Common Stock and (ii) 69,522 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(6)	Consists of (i) 94,872 shares of Common Stock and (ii) 394,269 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(7)	Consists of (i) 45,826 shares of Common Stock and (ii) 142,343 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(8)	Consists of (i) 1,032,255 shares of Common Stock and (ii) 1,026,517 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(9)	Consists of (i) 130,783 shares of Common Stock and (ii) 266,367 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.

(10)	Consists of (i) 17,443 shares of Common Stock and (ii) 99,467 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(11)	Consists of (i) 32,256 shares of Common Stock and (ii) 154,375 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(12)	Consists of (i) 25,164 shares of Common Stock and (ii) 121,925 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(13)	Consists of (i) 10,433 shares of Common Stock and (ii) 106,400 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(14)	Consists of (i) 21,186 shares of Common Stock and (ii) 110,696 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(15)	Consists of (i) 24,929 shares of Common Stock and (ii) 121,925 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(16)	Consists of (i) 24,133 shares of Common Stock and (ii) 71,084 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(17)	Mr. Spellman succeeded Mr. Amello as Senior Vice President, Chief Financial Officer and Treasurer in June 2020.
(18)	Consists of (i) 10,281 shares of Common Stock and (ii) 20,050 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.
(19)	LeAnne M. Zumwalt became a member of our Board of Directors in February 2021.
(20)	Consists of a total of (i) 1,580,636 shares of Common Stock and (ii) 2,550,700 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after April 12, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions during the fiscal year ended December 31, 2020 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Policy for Approval of Related Person Transactions

We have adopted a Policy With Respect to Related Person Transactions that governs the review and approval of related person transactions. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our Chief Legal Officer will review the proposed transaction to if such transaction requires pre-approval by the Audit Committee and/or the Board of Directors. If pre-approval is required, such matter will be reviewed at the next regular or special Audit Committee and/or Board of Directors meeting. The Audit Committee and/or the Board of Directors will consider all relevant facts and circumstances and will approve only those related person transactions that are in the best interests of the Company and its stockholders, as determined by the Board of Directors in good faith. The Board of Directors will convey its decision to the Chief Legal Officer, who shall communicate it to the appropriate persons in the Company.

Transactions with Related Persons

Mr. Amello’s Separation Agreement and Master Consulting Services Agreement

The disclosure regarding the Amello Separation Agreement and Consulting Agreement is incorporated herein by reference.

Ms. Morrison’s Equity

The disclosure regarding Ms. Morrison’s equity in the “2020 Director Compensation” table is incorporated herein by reference.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under applicable law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Other Agreements

We have entered into employment agreements with certain of our officers. In addition, we have entered into Executive Severance Agreements and agreements with respect to confidentiality and invention assignment with our executive officers. See the “Executive Compensation” section for certain additional details.

GENERAL MATTERS

Availability of Certain Documents

A copy of our Annual Report has been posted on the Company’s website along with this Proxy Statement. We will mail without charge, upon written request, a copy of our Annual Report excluding exhibits. Please send a written request to our Corporate Secretary at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

Stockholder Proposals and Nominations

Our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142. To be timely for the 2022 annual meeting of stockholders, the stockholder’s notice must be delivered to us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders, except that if the 2022 annual meeting of stockholders is set for a date that is more than 30 days before or after such anniversary date, we must receive the notice not later than the close of business on or before the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2022 annual meeting of stockholders is not so advanced or delayed, stockholders who wish to make a proposal or a director nomination for the 2022 annual meeting of stockholder must notify us no earlier than February 2, 2022 and no later than March 4, 2022. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting of stockholder. Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than December 23, 2021.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board of Directors, or to the non-employee members of the Board of Directors as a group, at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board of Directors’ duties and responsibilities may not be forwarded to the Board of Directors by the Corporate Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, and if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Cambridge, MA 02142, Attention: Corporate Secretary, or call us at (617) 871-2098. If you want to end “householding,” receive separate copies of the Notice, Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2021 for shares AKEBIA THERAPEUTICS, INC. held directly and by 11:59 p.m. Eastern Time on May 27, 2021 for shares held 245 FIRST STREET in a Plan. Have your proxy card in hand when you access the website and CAMBRIDGE, MA 02142 follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/AKBA2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 27, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D48928-P55376 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
AKEBIA THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following:
1. Election of two Class I Directors ! ! !
Nominees:
01) Steven C. Gilman, Ph.D. 02) Cynthia Smith
The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain
2. Approval, on an advisory basis, of the compensation of the company’s named executive officers, as described in the company’s Proxy Statement. ! ! !
3. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2021.
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of each director nominee in proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com
D48929-P55376
AKEBIA THERAPEUTICS, INC. Annual Meeting of Stockholders June 2, 2021 10:00 AM EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Nicole R. Hadas and David A. Spellman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 2, 2021 over the Internet in a virtual meeting format, via live webcast, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR PROPOSAL 2 AND PROPOSAL 3.
IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE.
Continued and to be signed on reverse side